Filed pursuant to Rule 424(b)(3)

Registration No. 333-119612

WORLD MONITOR TRUST III

$37,500,000 Series G Units of Beneficial Interest, Class I	$37,500,000 Series H Units of Beneficial Interest, Class I	$18,750,000 Series I Units of Beneficial Interest, Class I	$281,250,000 Series J Units of Beneficial Interest, Class I
$12,500,000 Series G Units of Beneficial Interest, Class II	$12,500,000 Series H Units of Beneficial Interest, Class II	$6,250,000 Series I Units of Beneficial Interest, Class II	$93,750,000 Series J Units of Beneficial Interest, Class II

SUPPLEMENT DATED JANUARY 11, 2007

TO

THE PROSPECTUS AND DISCLOSURE DOCUMENT

DATED MAY 1, 2006 (NOT FOR USE AFTER APRIL 30, 2007)

This Supplement amends and supplements, as included herein, certain information contained in the World Monitor Trust III Prospectus and Disclosure Document dated May 1, 2006. All capitalized terms used in this Supplement have the same meanings as in the Prospectus unless otherwise specified.

Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in any Series of the Trust.

This Supplement contains (i) an update of the Break-Even Tables and certain charts reflecting break-even percentages and amounts; (ii) an update of the current rate of interest, initial organization and offering expenses and operational and administrative expenses; (iii) an update of certain information with respect to “The Risks You Face”; (iv) an update of certain performance information concerning Series J, Class I and the inclusion of certain performance information concerning Series J, Class II; (v) an update of certain information relating to the Advisors; (vi) an update of certain information with respect to Graham Capital Management, L.P. and the inclusion of performance information for certain of its trading programs; (vii) an update of certain information with respect to Bridgewater Associates; Inc.; (viii) an update of certain information with respect to Eagle Trading Systems, Inc.; (ix) the insertion of a paragraph related to a potential conflict of interest; (x) an update of certain biographical information of certain Principals and Key Employees of the Managing Owner; (xi) an update of information concerning counsel for the Managing Owner with respect to the issue of the Units and the such counsel’s opinion with respect to certain income tax consequences; (xii) an update of Units owned by the Managing Owner; (xiii) an update of certain ERISA information; (xiv) an update to the section of the Prospectus entitled “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates;” (xv) a replacement of certain pages in Part Two of the Prospectus - “Statement of Additional Information;” including “Investment Factors” and “Trading Programs for the Trust and Pro-Forma Performance”; and (xvi) an update of certain performance information under “Proprietary Trading of Advisors with Respect to Offered Programs” concerning Class I of each of Series G, H and I and the inclusion of certain performance information for Class II of each of Series G, H and I of the Trust.

* * * * * * * * * *

All information in the Prospectus is hereby restated, except as amended or supplemented hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

1. The third bullet point on page 3 of the Prospectus is deleted in its entirety and replaced with the following:

Each Series of the Trust is subject to the fees and expenses described herein and will be successful only if significant profits are achieved. To break even, and prior to any applicable redemption charge, the following Series and Classes must generate the below trading profits:

•	Series G, Class I: 4.68%

•	Series G, Class II: 2.28%

•	Series H, Class I: 5.02%

•	Series H, Class II: 2.62%

•	Series I, Class I: 4.43%

•	Series I, Class II: 2.03%

•	Series J, Class I 4.11%

•	Series J, Class II 1.71%

2. The last sentence of the section entitled “Segregated Accounts/Interest Income” on page 8 of the Prospectus shall be deleted in its entirety and replaced with the following:

Currently, the rate of interest expected to be earned is estimated to be 4.83% per annum.

3. The second and third full sentences in the sections entitled “Fees and Expenses – Routine Operational, Administrative and Other Ordinary Expenses” on pages 9 and 78 of the Prospectus shall be deleted in their entirety and replaced with the following:

For Series J, such routine expenses are currently estimated to be 1.00%; for Series G, H and I, such routine expenses are currently estimated to be 3.35%, 3.46% and 32.54%, respectively. The Managing Owner has voluntarily agreed to pay and/or reimburse each of Series G, H and/or I to the extent that actual expenses for any such Series in any month are in excess of 1/12 of 1.50% of any such Series’ Net Asset Value, although the Managing Owner may discontinue such practice at any time in its sole discretion. Actual expenses may be higher or lower. The Managing Owner expects that as the Net Asset Value of a Series increases, the routine operational, administrative and other ordinary expenses of such Series will decline as a percentage of such Series’ Net Asset Value.

4. The first full sentence in the sections entitled “Fees and Expenses – Organization and Offering Expenses” on pages 10 and 79 of the Prospectus shall be deleted in its entirety and replaced with the following:

Expenses incurred in connection with organizing of the Trust and the initial offering of Units were approximately $1,457,634, of which $253,967 has been reimbursed to the Managing Owner by the Trust as of October 31, 2006.

5. The following information updates the percentages and dollar amounts listed in the section entitled “Break-Even Amounts for Each Series” on page 12 of the Prospectus:

Series G, Class I: 4.68% (or $234.24 for each $5,000 invested);

Series G, Class II: 2.28% (or $114.24 for each $5,000 invested);

Series H, Class I: 5.02% (or $251.22 for each $5,000 invested);

Series H, Class II: 2.62% (or $131.22 for each $5,000 invested);

Series I, Class I: 4.43% (or $221.63 for each $5,000 invested);

Series I, Class II: 2.03% (or $101.63 for each $5,000 invested);

Series J, Class I: 4.11% (or $205.69 for each $5,000 invested); and

Series J, Class II: 1.71% (or $85.69 for each $5,000 invested).

6. The Breakeven Tables and footnotes on pages 14 through 15 and pages 76 through 77 of the Prospectus shall be deleted in their entirety and replaced with the following:

“Breakeven Table”

	Amount of Expenses
	Series G Class I		Series G Class II2		Series H Class I		Series H Class II2		Series I Class I		Series I Class II2		Series J10 Class I		Series J10 Class II
Expense[1]	$	%	$	%	$	%	$	%	$	%	$	%	$	%	$	%
Managing Owner Management Fee	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%
Advisor’s Base Fee	$125	2.50%	$125	2.50%	$150	3.00%	$150	3.00%	$100	2.00%	$100	2.00%	$125	2.50%	$125	2.50%
Advisor’s Incentive Fee[3]	$49.82	1.00%	$29.82	0.60%	$51.82	1.04%	$31.82	0.64%	$46.72	0.93%	$26.72	0.53%	$44.45	0.89%	$24.45	0.49%
Service Fee Reimbur - sement[4]	$100	2.00%	N/A	N/A	$100	2.00%	N/A	N/A	$100	2.00%	N/A	N/A	$100.00	2.00%	N/A	N/A
Sales Commission[5]	$50	1.00%	$50	1.00%	$50	1.00%	$50	1.00%	$50	1.00%	$50	1.00%	$50	1.00%	$50	1.00%
Administrative Expense[6]	$75	1.50%	$75	1.50%	$75	1.50%	$75	1.50%	$75	1.50%	$75	1.50%	$50	1.00%	$50	1.00%
Organization and Offering Expense Reimbur - sement[7]	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%	$25	0.50%
Brokerage Commissions[8]	$25.92	0.52%	$25.92	0.52%	$15.90	0.32%	$15.90	0.32%	$41.41	0.83%	$41.41	0.83%	$27.74	0.55%	$27.74	0.55%
Interest Income[9]	$(241.50)	(4.83)%	$(241.50)	(4.83)%	$(241.50)	(4.83)%	$(241.50)	(4.83)%	$(241.50)	(4.83)%	$(241.50)	(4.83)%	$(241.50)	(4.83)%	$(241.50)	(4.83)%
12-Month Break Even	$234.24	4.68%	$114.24	2.28%	$251.22	5.02%	$131.22	2.62%	$221.63	4.43%	$101.63	2.03%	$205.69	4.11%	$85.69	1.71%

1.	The foregoing breakeven analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See “Charges” on page 77 for an explanation of the expenses included in the “Breakeven Table.”
2.	Class II Units may be offered and sold only to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Class II Unitholders are not charged any Service Fee.
3.	Based on assumptions herein, the Advisor’s Incentive Fee is between 0.89% and 1.04% for Class I and 0.49% and 0.64% for Class II.
4.	Investors who redeem all or a portion of their Class I Units of any Series before the first anniversary of the purchase of such Units will be subject to a redemption charge (which amount is reflected in this Service Fee item) in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.
5.	Each Unit purchased pays to Kenmar Securities Inc. in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of the month.
6.	For Series G, H and I, administrative expenses are currently estimated to be 3.35%, 3.46%, and 32.54%, respectively, although the Managing Owner has voluntarily agreed to pay and/or reimburse each such Series to the extent that actual expenses for any such Series in any month are in excess of 1/12 of 1.50% of any such Series’ Net Asset Value. The Managing Owner may discontinue such practice at any time in its sole discretion. For Series J, administrative expenses are currently estimated to be 1.00%. Actual expenses may be higher or lower. The Managing Owner expects that as the Net Asset Value of a Series increases, the administrative expenses of such Series will decline as a percentage of such Series’ Net Asset Value.
7.	Expense levels are assumed to be at maximum amount. Actual expenses may be lower.
8.	Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Advisors, the total amount of brokerage commissions and trading fees varies from Series to Series based upon the trading frequency of such Series’ Advisor and the specific futures contracts traded. The estimates presented in the table above are prepared using historical data about the Advisors’ trading activities for December 2005 through October 2006.

9.	Interest income is currently estimated to be earned at a rate of 4.83%.
10.	For purposes of this breakeven analysis, we have assumed (i) that the Advisors will have identical performance and identical incentive fees, (ii) that the Advisors will generate a weighted average rate of brokerage commissions and other expenses equal to 0.55%, and (iii) a weighted average Advisor’s base fee of 2.50%. In actuality, the Advisors’ performance and incentive fees will be divergent among the Advisors, the Advisors will generate a weighted average rate of brokerage commissions and other expenses which could be higher or lower than 0.55% and, because Advisors’ base fees are assessed monthly while Series J will rebalance quarterly, weighted average Advisors’ base fees could be higher or lower than 2.50%.

[Remainder of page intentionally left blank]

7. The section entitled “The Risks You Face - (9) Increase in Assets Under Management May Affect Trading Decisions” on page 20 of the Prospectus is deleted in its entirety and replaced with the following:

Many of the Advisors’ current futures equity under management is at or near its all-time high. As of October 31, 2006 (except with respect to Bridgewater, which is as of June 30, 2006), Graham, Bridgewater and Eagle each managed approximately $4.9 billion, $94.4 billion and $1.3 billion, respectively. Both Bridgewater and Graham are near their all time high with respect to assets under management. The more equity an Advisor manages, the more difficult it may be for that Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require one or more of the Advisors to modify trading decisions for the relevant Series of the Trust, which could have a detrimental effect on your investment in such Series.

8. The section entitled “The Risks You Face - (17) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation” on page 22 of the Prospectus is deleted in its entirety and replaced with the following:

Each of the Advisors is expected to engage in some or all of its trading on behalf of the applicable Series on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, each Series of the Trust will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges by any Series of the Trust to which such Investors would not have been subject had the Advisors limited their trading to U.S. markets.

On an annual basis, each of the below programs traded approximately the following percentage of assets on foreign exchanges:

Program	Range

Graham’s Global Diversified at 150% Leverage	30-40%*

Bridgewater’s Aggressive Pure Alpha, Futures Only – A, No Benchmark	30-60%

Eagle’s Momentum Program	30-40%

The above ranges are only approximations with respect to each offered program. Actual percentages may be either lesser or greater than above-listed. Past performance is not necessarily indicative of future results.

*	Currently, in its allocation of maximum exposures to different markets and sectors, the exposure of Graham’s Global Diversified at 150% Leverage allocated to trades on foreign exchanges is set by its system at approximately 30-40%, meaning that if identifiable trends existed in all the markets Graham’s Global Diversified at 150% Leverage trades over an entire year, the approximate percentage range of assets of Graham’s Global Diversified at 150% Leverage allocated for trading on foreign exchanges would be approximately 30-40%. The actual percentage of Graham’s Global Diversified at 150% Leverage assets traded on foreign exchanges over any period of time, however, depends greatly on trading conditions and can therefore vary widely. For example, to the extent there are no trends on domestic exchanges, Graham’s Global Diversified at 150% Leverage would minimize its trading on them, thereby increasing the actual percentage of Graham’s Global Diversified at 150% Leverage assets traded on foreign exchanges. It is therefore quite possible that though the theoretical allocation to foreign markets is set at approximately 30-40% of its assets, Graham’s Global Diversified at 150% Leverage’s actual percentage trading on foreign exchanges for a given period may be much higher, in consequence of domestic markets offering fewer trading opportunities.

9. The following information updates the information relating to the performance of Series J, Class I on page 29 of the Prospectus, and adds information relating to the performance of Series J, Class II:

PERFORMANCE OF SERIES J, CLASS I

Name of Pool: World Monitor Trust III

Name of Series: Series J

Type of Pool: Multi Advisor Pool; Multi Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $ 72,366,605

Current Net Asset Value: $ 68,108,054

Worst Monthly Percentage Drawdown: (3.67)% (7/06)

Worst Peak-to-Valley Drawdown: (9.12)% (5/06 to 10/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)
January							(1.33)%
February							(0.53)%
March							1.22%
April							7.86%
May							0.73%
June							(2.16)%
July							(3.67)%
August							(1.72)%
September							(0.77)%
October							(1.12)%
November
December					(2.62)%
Compound Rate of Return					(2.62 (1 month	)% )	(1.92 (10 months	)% )

PERFORMANCE OF SERIES J, CLASS II

Name of Pool: World Monitor Trust III

Name of Series: Series J

Type of Pool: Multi Advisor Pool; Multi Advisor Series

Inception of Trading: May 2006

Aggregate Subscriptions: $3,334,194

Current Net Asset Value: $3,001,361

Worst Monthly Percentage Drawdown: (3.39)% (7/06)

Worst Peak-to-Valley Drawdown: (8.17)% (5/06 to 10/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)
January
February
March
April
May						2.13%
June						(1.93)%
July						(3.39)%
August						(1.56)%
September						(0.62)%
October						(0.92)%
November
December
Compound Rate of Return						(6.22 (6 months	)% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to Performance Information

In reviewing the descriptions of Series J’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income.

1.	Worst Monthly Percentage Drawdown is the largest monthly percentage loss experienced by Series J in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by Series J, expressed as a percentage of the total equity (including “notional” equity) of Series J. Worst Monthly Percentage Drawdown information includes the month and year of such drawdown, and is as of October 31, 2006.

2.	Worst Peak-to-Valley Drawdown is the largest percentage decline (after eliminating the effect of subscriptions and redemptions) experienced by Series J during the period covered by the performance summary from any month-end Net Asset Value, without such month-end Net Asset Value being equaled or exceeded as of a subsequent month-end. Worst Peak-to-Valley Drawdown is calculated on the basis of the loss experienced by Series J, expressed as a percentage of the total equity (including “notional” equity) in Series J, and is as of October 31, 2006.

10. The following information updates the information relating to the Advisors, beginning on pages 34 through 37 of the Prospectus.

Advisors	Worst/Best Monthly Rate of Return1/ Month			Worst Peak-to-Valley Drawdown2/Time Period		Assets Under Management In Trust Program[3]	General Strategy Classification
Graham Capital Management, L.P. Global Diversified at 150% Leverage	(15.77 11.99	)% %	11/01 9/01	(24.27)%	11/01-4/02	$413,880,000	Technical, Systematic Global Macro
Bridgewater Associates, Inc. Aggressive Pure Alpha Futures Only – A, No Benchmark	(7.44 9.07	)% %	5/01 10/01	(30.09)%	8/99-5/01	$44,000,000	Fundamental and Systematic Global Macro
Eagle Trading Systems Inc. Eagle Momentum Program	(9.32 14.16	)% %	1/05 4/06	(19.72)%	12/04-4/05	$44,654,747	Technical, Systematic Global Macro

[1]	The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return of an account for the program traded for the Trust. Performance information is presented for the period from January 1, 2001 (or inception, if later) through October 31, 2006, except with respect to Bridgewater Associates, Inc., which is through September 30, 2006.
[2]	The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account or program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
[3]	Assets under management in the program traded for the Trust reflects nominal account or program size, which includes notional funds.

NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors’ performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the “Past Performance Information” section with respect to each Advisor.

1.	Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2.	Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3.	Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4.	Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5.	Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through October 31, 2006 except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

6.	Aggregate assets (excluding “notional” equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

7.	Aggregate assets (including “notional” equity) overall is the aggregate amount of total equity, including “notional” equity, under the management of the relevant Advisor in all programs operated by such Advisor through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

8.	Aggregate assets (excluding “notional” equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

9.	Aggregate assets (including “notional” equity) in program is the aggregate amount of total equity, including “notional” equity, under the management of the relevant Advisor in the program shown in the performance summary through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

10.	Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by each such account or program, expressed as a percentage of the total equity (including “notional” equity) of such account or program. Largest monthly drawdown information includes the month and year of such drawdown, and is October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

11.	Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including “notional” equity) in such account, and is through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

12.	Monthly rate of return for any month in the Advisors’ performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

Monthly rates of return, in accordance with CFTC regulations and NFA rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, and with respect to performance information calculated prior to May 1, 2004, certain Advisors adopted a method of computing rate of return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory (the “Fully-Funded Subset Advisory”) published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory required that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance was so reported meet two tests which were designed to provide assurance that the Fully-Funded Subset and the resultant rates of return were representative of the particular trading program.

Effective May 1, 2004, monthly rate of return is calculated by certain Advisors by dividing net performance by the program’s or account’s aggregate nominal account size.

The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13.	Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

14.	Number of profitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2001 through October 31, 2006 (except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006) with positive net performance as of the date the accounts were closed. It does not include accounts that opened prior to 2001 and closed in the period presented.

15.	Range of returns experienced by profitable accounts with respect to the period from January 1, 2001 through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

16.	Number of unprofitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2001 through October 31, 2006 (except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006) with negative net performance as of the date the accounts were closed. It does not include accounts that opened prior to 2001 and closed in the period presented.

17.	Range of returns experienced by unprofitable accounts with respect to the period from January 1, 2001 through October 31, 2006, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2006.

All of Bridgewater Associates, Inc.’s performance information is as of September 30, 2006 because October 31, 2006 performance information is unavailable as of the date of this Supplement (except with respect to the monthly rate of return of the program offered of the Trust, which is as of October 31, 2006). Graham Capital Management, L.P., or GCM, advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM’s performance information herein.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

11. The section entitled “Graham Capital Management, L.P. – Management” on pages 38 through 41 of the Prospectus is deleted in its entirety and replaced with the following:

Management

Kenneth G. Tropin is the Chairman, the founder and a Principal of the Manager. Mr. Tropin has developed the majority of the firm's core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding the Manager in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

Paul Sedlack is Chief Executive Officer, the General Counsel and a Principal of the Manager. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining the Manager in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Michael S. Rulle Jr. is the President and a Principal of the Manager. As President of the Manager, Mr. Rulle oversees the firm's portfolio managers as well as the risk management department. Prior to joining the Manager in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole investor, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the U.S. broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm’s Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor’s degree from Hobart College in 1972 with a concentration in political science.

Robert E. Murray is the Chief Operating Officer and a Principal of the Manager and is responsible for the management and oversight of client services, systematic trading and technology efforts. Prior to joining the Manager, from 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an Executive Vice President, the Chief Trader and a Principal of the Manager. He is responsible for managing the Manager’s systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants (“FCMs”). Mr. Schneider has also been an NFA arbitrator since 1989 and has served on the MFA’s Trading and Markets Committee. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994.

Robert G. Griffith is an Executive Vice President and a Principal of the Manager, responsible for evaluating and implementing research-related initiatives. Prior to joining the Manager, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Savvas Savvinidis, C.P.A., joined the Manager in April 2003 as Chief Financial Officer and a Principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.’s.

Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a Principal of the Manager specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining the Manager in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Alex Mucelli is an Executive Vice President and a Principal of the Manager, specializing in institutional client relationships as well as the development of structured products and portable alpha initiatives. Prior to joining the Manager in March 2006, Mr. Mucelli held the positions of Chief Operating Officer and Head of Client Services at Arden Asset Management, LLC, a New York based fund of hedge funds which, at the time of his departure, was a leading absolute return low volatility focused fund provider with a diverse institutionally focused product mix and approximately $10 billion under management. Prior to joining Arden in February 2003, Mr. Mucelli held various positions with Goldman Sachs & Co. from March 1994 to December 2002, including leadership roles within the firm’s sales and trading businesses, Goldman Sachs Wealth Management, and the Investment Banking Division. Mr. Mucelli received a B.A. in History from Hamilton College in 1986.

William Pertusi is the Risk Manager and a Principal of the Manager, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in the Manager’s diverse trading strategies. Prior to joining the Manager in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC from July 2004 to April 2006. From July 2002 to July 2004 he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc. including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998 he worked at Lehman as Senior Vice President holding positions in sales, trading, and risk management. Mr. Pertusi worked at Credit Suisse First Boston as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc. from June 1990 to January 1992; and Assistant Vice President in fixed income sales at The First Boston Corporation from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Steven T. Aibel is a discretionary trader and a Principal of the Manager, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining the Manager in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an M.B.A. in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

David Ciocca is a discretionary trader and a Principal of the Manager, specializing in equity futures. Prior to joining the Manager in March 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, NY.

Sean D. Duffy is a discretionary trader and a Principal of the Manager, specializing in global macro markets with a focus on foreign currency, commodities and securities. Prior to joining the Manager in January 2005, Mr. Duffy was a Principal of Briggs Capital Management, LLC, from March 2003 to December 2004. Before founding Briggs, Mr. Duffy traded his own strategy from February 2002 through February 2003. He was employed as a Director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the CTA community developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division at Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

Leslie A. Falconio is a discretionary trader and a Principal of the Manager specializing in the U.S. fixed income markets with particular emphasis on relative value in the liquid rates markets, hedging strategies and derivatives. Prior to joining the Manager in September of 2005, Ms. Falconio was a founding member of Silex Capital Partners, LP, from 2004 to 2005. For 2003, Ms. Falconio was a Senior Portfolio Manager at Soros Fund Management. From 1995 to 2002, Ms. Falconio was a Senior Portfolio Manager at Oppenheimer Funds. From 1992 to 1995, Ms. Falconio was a Portfolio Manager at MetLife. From 1988 to 1990, Ms. Falconio was an auditor for Chase Bank. Ms. Falconio received an M.B.A. in Finance from the William E. Simon Graduate School of Business at the University of Rochester in 1992, and a B.S. in Finance and M.I.S. from the State University of New York at Buffalo in 1988.

Eric C. Fill is a discretionary trader and a Principal of the Manager, specializing in foreign currency. Prior to joining the Manager in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

Robert C. Hill is a discretionary trader and a Principal of the Manager, specializing in the energy commodity markets. Prior to joining the Manager in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

Britton Holland is a discretionary trader and a Principal of the Manager, specializing in the energy commodity markets. Prior to joining the Manager in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy, ranging from Risk Management to Term Deal Origination, before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Peter Jepsen is a discretionary trader and a Principal of the Manager, specializing in global macro markets with a focus on fixed income and currencies. Prior to joining the Manager in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

Raymond T. Murphy is a Discretionary Trader and a Principal of the Manager specializing in statistical option volatility strategies relating to equity index and individual commodity markets. Prior to joining the Manager in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person with Carter Road (from March 2004 onwards), with Intermarket Brokerage LLC (from September 2002 through March 2004) and with Intermarket Asset Management LLC (from September 2002 through December 2003), where he was also a principal. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Gina Palmieri is a discretionary trader and a Principal of the Manager specializing in U.S. fixed income markets with particular emphasis in structured finance credit sectors and fixed income hedging instruments. Prior to joining the Manager in September of 2005, Ms. Palmieri was a founding partner of Silex Capital Partners, LP, from 2004 to 2005. From 1994 to 2002, Ms. Palmieri was a Senior Portfolio Manager at OppenheimerFunds. From 1992 to 1994, Ms. Palmieri was a structured products analyst and trader at MetLife. From 1986 to 1990, Ms. Palmieri was the Manager of SEC Reporting at ITT Hartford. From 1983 to 1985, Ms. Palmieri was a senior auditor at Coopers & Lybrand, during which time she also qualified as a Certified Public Accountant (CPA). Ms. Palmieri received an M.B.A. in Finance from The Wharton School at the University of Pennsylvania in 1992, and a B.S. in Accounting from the University of Connecticut at Storrs in 1983.

Sri Viswanath is a discretionary trader and a Principal of the Manager, specializing in options and equity indices. Prior to joining the Manager in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Niederhoffer Investments as an investment manager; and from November 1998 to June 1999, Mr. Viswanath traded his own strategy. Prior to that, Mr. Viswanath worked as a portfolio manager at Core Capital Management from September 1997 through November 1998. From March 1996 to October 1997, he was the director of research at Logical Information Machines. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989 and his M.B.A. from The University of Texas at Austin in 1993 and did graduate-level coursework in finance at The University of Texas at Austin from August 1995 through October 1996.

Xin-yun Zhang is a discretionary trader and a Principal of the Manager, specializing in the fixed income markets. Prior to joining the Manager in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on U.S. and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989. He was a post-doctoral research fellow at Rutgers University from 1989-1993.

12. The section entitled “Investment Program” on pages 41 through 42 of the Prospectus is deleted in its entirety and replaced with the following:

Investment Programs

Each GCM investment program is built around one or more of GCM’s trend-following trading systems. GCM’s trend systems are designed to participate selectively in potential profit opportunities that can occur during periods of price trends in a diverse number of U.S. and international markets. The trend systems establish positions in markets where the price action of a particular market signals the computerized systems used by GCM that a potential trend in prices is occurring. The trend systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the historical trading patterns of the particular market. The trend systems also employ proprietary risk management and trade filter strategies that seek to benefit from sustained price trends while reducing risk and volatility exposure.

Global Diversified Program (GDP)

GDP features the first trend system that GCM developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. GDP’s trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program (GST)

GST features a GCM trend system developed in 1997, which utilizes an appreciably different trading system than other GCM trend systems. The GST trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the GST trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

The K4 Program (K4)

The K4 trend system was developed in 1998 and commenced trading operations in January 1999. Like the GST trend system, the K4 trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

The K5 Program (K5)

The K5 trend system was developed in 2002 and uses volatility, price, multiple time horizons and recent market behavior to identify trend-following opportunities in nearly 60 global markets. The K5 trend system uses two distinct trading systems, which are equally weighted in terms of risk allocation. One system is relatively quick and is intended to participate in new market trends earlier than other GCM programs, while the other is very long term in nature and tends to be slow to react to new price trends as they develop and to stay with its positions for relatively long periods of time. In general, the two systems complement each other and are designed to reduce risk exposure following periods of very positive performance results.

The Multi-Trend Program

The Multi-Trend Program provides access through one single investment to all of the above-mentioned GCM investment programs, including the trend system and other component strategies of each investment program. As of its inception in September 2003, the Multi-Trend Program allocates 25% of its assets equally to each of GDP, GST, K4 and K5. As market conditions or other circumstances change, GCM may alter the weightings of the individual programs and add (or subtract) other programs to the Multi-Trend Program, as it deems appropriate.

[Remainder of page intentionally left blank]

13. The following updates the information relating to the performance of various trading programs of Graham Capital Management, L.P. as set forth on pages 44 through 50 of the Prospectus:

GRAHAM CAPITAL MANAGEMENT, L.P.

Global Diversified Program at 150% Leverage

GCM trades this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Global Diversified Program at 150% Leverage for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: May 1, 1997

Number of open accounts: 10

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $413,880,000

Largest monthly drawdown (of an account): (15.77)% (11/01)

Largest peak-to-valley drawdown (of an account): (24.27)% (11/01 to 4/02)

Number of profitable accounts that have opened and closed: 5

Range of returns experienced by profitable accounts: 10.82% to 156.54%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)
January	(1.93)%	2.44%	9.64%	1.88%	(8.56)%	2.15%
February	2.91%	(3.32)%	8.10%	9.48%	(1.80)%	(0.28)%
March	11.12%	(3.84)%	(8.85)%	(0.01)%	1.02%	4.25%
April	(11.73)%	(5.27)%	(0.89)%	(9.48)%	(7.97)%	6.31%
May	1.42%	5.67%	9.58%	(4.64)%	1.01%	(2.68)%
June	0.03%	11.30%	(5.70)%	(3.69)%	3.57%	(0.92)%
July	(1.60)%	11.25%	(0.38)%	(4.98)%	(2.13)%	(2.08)%
August	6.87%	6.81%	1.19%	0.69%	3.18%	(1.55)%
September	11.99%	5.67%	(8.35)%	5.72%	2.98%	2.33%
October	9.26%	(6.75)%	8.62%	7.55%	0.72%	0.19%
November	(13.45)%	(3.55)%	1.19%	6.24%	0.82%
December	0.28%	10.39%	4.87%	5.15%	(1.47)%
Compound Rate of Return	12.16%	32.25%	17.82%	12.67%	(9.13)%	7.58 (10 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 8 through 9 of this Supplement.

Global Diversified Program at Standard Leverage

The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global Diversified Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: February 2, 1995

Number of open accounts: 7

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $529,039,000

Largest monthly drawdown (of an account): (10.12)% (11/01)

Largest peak-to-valley drawdown (of an account): (16.40)% (11/01 to 4/02)

Number of profitable accounts that have opened and closed: 4

Range of returns experienced by profitable accounts: 0.03% to 31.76%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (0.71)% to (1.58)%

2006 compound rate of return: 6.81% (10 months)

2005 compound rate of return: (5.15)%

2004 compound rate of return: 8.92%

2003 compound rate of return: 10.80%

2002 compound rate of return: 18.41%

2001 compound rate of return: 7.02%

The Fed Policy Program

The following summary performance information presents the composite results of The Fed Policy Program for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: The Fed Policy Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: August 1, 2000

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $1,710,082,000

Largest monthly drawdown (of an account): (3.41)% (1/02)

Largest peak-to-valley drawdown (of an account): (4.84)% (3/06 to 7/06)

Number of profitable accounts that have opened and closed: 6

Range of returns experienced by profitable accounts: 6.89% to 34.32%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 3.80% (10 months)

2005 compound rate of return: 14.38%

2004 compound rate of return: 7.71%

2003 compound rate of return: 3.40%

2002 compound rate of return: 17.90%

2001 compound rate of return: 16.88%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

K4 Program at Standard Leverage

The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: K4 Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 4, 1999

Number of open accounts: 3

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $255,957,000

Largest monthly drawdown (of an account): (9.07)% (09/03)

Largest peak-to-valley drawdown (of an account): (16.76)% (01/05 to 04/05)

Number of profitable accounts that have opened and closed: 7

Range of returns experienced by profitable accounts: 3.81% to 83.46%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: (0.75)% (10 months)

2005 compound rate of return: (12.07)%

2004 compound rate of return: 0.46%

2003 compound rate of return: 17.05%

2002 compound rate of return: 29.83%

2001 compound rate of return: 29.56%

K4 Program at 150% Leverage

The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: K4 Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: June 1, 1999

Number of open accounts: 8

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $527,691,000

Largest monthly drawdown (of an account): (13.62)% (9/03)

Largest peak-to-valley drawdown (of an account): (24.37)% (01/05 to 04/05)

Number of profitable accounts that have opened and closed: 7

Range of returns experienced by profitable accounts: 3.18% to 45.54%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (1.66)% to (13.02)%

2006 compound rate of return: 2.66% (10 months)

2005 compound rate of return: (15.79)%

2004 compound rate of return: 0.53%

2003 compound rate of return: 24.13%

2002 compound rate of return: 48.10%

2001 compound rate of return: 43.14%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Graham Selective Trading Program at Standard Leverage

The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Graham Selective Trading Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 7, 1998

Number of open accounts: 3

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $228,621,000

Largest monthly drawdown (of an account): (15.60)% (11/01)

Largest peak-to-valley drawdown (of an account): (23.64)% (3/04 to 8/04)

Number of profitable accounts that have opened and closed: 1

Range of returns experienced by profitable accounts: 6.29%

Number of unprofitable accounts that have opened and closed: 8

Range of returns experienced by unprofitable accounts: (7.06)% to (23.61)%

2006 compound rate of return: 1.43% (10 months)

2005 compound rate of return: (9.90)%

2004 compound rate of return: (6.73)%

2003 compound rate of return: 21.82%

2002 compound rate of return: 30.11%

2001 compound rate of return: 0.55%

Graham Selective Trading Program at 150% Leverage

The following summary performance information presents the composite results of the Graham Selective Trading Program (150% Leverage) for the period from January 2004 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Graham Selective Trading Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 2, 2004

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $33,135,000

Largest monthly drawdown (of an account): (13.93)% (04/04)

Largest peak-to-valley drawdown (of an account): (33.37)% (03/04 to 08/04)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 4.88% (10 months)

2005 compound rate of return: (14.05)%

2004 compound rate of return: (11.09)%

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

K5 Program at Standard Leverage

The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: K5 Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: October 28, 2002

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $199,034,000

Largest monthly drawdown(of an account): (9.14)% (4/04)

Largest peak-to-valley drawdown(of an account): (18.25)% (4/04 to 8/04)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 4

Range of returns experienced by unprofitable accounts: (7.50)% to (15.42)%

2006 compound rate of return: (2.04%)(10 months)

2005 compound rate of return: (8.60)%

2004 compound rate of return: (3.67)%

2003 compound rate of return: (2.13)% (7 months)

2002 compound rate of return: N/A

2001 compound rate of return: N/A

Multi-Trend Program

The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Multi-Trend Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: September 2, 2003

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $33,221,000

Largest monthly drawdown(of an account): (8.05)% (4/04)

Largest peak-to-valley drawdown(of an account): (18.41)% (03/04 to 08/04)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 1

Range of returns experienced by unprofitable accounts: (1.28)%

2006 compound rate of return: 1.90%(10 months)

2005 compound rate of return: (9.38)%

2004 compound rate of return: (3.14)%

2003 compound rate of return: 3.83% (4 months)

2002 compound rate of return: N/A

2001 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

The New Frontier Program

The following summary performance information presents the composite results of The New Frontier Program for the period from December 2003 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: The New Frontier Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: December 1, 2003

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $4,155,000

Largest monthly drawdown(of an account): (4.52)% (4/04)

Largest peak-to-valley drawdown(of an account): (7.20)% (03/04 to 07/04)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 0.62% to 0.62%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 3.87% (10 months)

2005 compound rate of return: (2.84)%

2004 compound rate of return: 3.56%

2003 compound rate of return: 2.71% (1 month)

2002 compound rate of return: N/A

2001 compound rate of return: N/A

Non-Trend Based Program at Standard Leverage

The following summary performance information presents the composite results of the Non-Trend Based Program at Standard Leverage for the period from January 2001 through June 2001.

Name of CTA: Graham Capital Management, L.P.

Name of program: Non-Trend Based Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 4, 1999

Number of open accounts: 0

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $0

Largest monthly drawdown(of an account): (3.11)% (3/01)

Largest peak-to-valley drawdown(of an account): (9.52)% (1/01 to 6/01)

Number of profitable accounts that have opened and closed: 1

Range of returns experienced by profitable accounts: 2.18%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: N/A

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: (9.54)% (6 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Non-Trend Based Program at 150% Leverage

The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 2001 through June 2001.

Name of CTA: Graham Capital Management, L.P.

Name of program: Non-Trend Based Program at 150% Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: June 1, 1999

Number of open accounts: 0

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $0

Largest monthly drawdown (of an account): (4.29)% (3/01)

Largest peak-to-valley drawdown (of an account): (12.95)% (1/01 to 6/01)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 2.89% to 5.14%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (9.19)% to (14.08)%

2006 compound rate of return: N/A

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: (12.95)% (6 months)

Global FX Program

The following summary performance information presents the composite results of the Global FX Program for the period from January 2001 through December 2001.

Name of CTA: Graham Capital Management, L.P.

Name of program: Global FX Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: May 21, 1997

Number of open accounts: 0

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $0

Largest monthly drawdown (of an account): (5.84)% (07/01)

Largest peak-to-valley drawdown (of an account): (13.62)% (01/01 to 10/01)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 4

Range of returns experienced by unprofitable accounts: (0.67)% to (14.62)%

2006 compound rate of return: N/A

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: (8.47)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

14. The following performance information for certain Graham Capital Management, L.P. programs should be added immediately after the Global FX Program on page 50 of the Prospectus:

Alternative Investment Program

The following summary performance information presents the composite results of the Alternative Investment Program for the period from August 2006 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Alternative Investment Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: August 1, 2006

Number of open accounts: 2

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $10,321,000

Largest monthly drawdown (of an account): N/A

Largest peak-to-valley drawdown (of an account): N/A

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 5.17% (3 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: N/A

Proprietary Matrix Program

The following summary performance information presents the composite results of the Proprietary Matrix Program for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Proprietary Matrix Program

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: July 1, 1999

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $547,519,000

Largest monthly drawdown (of an account): (11.16)% (11/01)

Largest peak-to-valley drawdown (of an account): (15.71)% (11/01 to 4/02)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 4.07% (10 months)

2005 compound rate of return: (3.98)%

2004 compound rate of return: (0.29)%

2003 compound rate of return: 11.55%

2002 compound rate of return: 28.10%

2001 compound rate of return: 6.77%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Proprietary Matrix Program at 2x Leverage

The following summary performance information presents the composite results of the Proprietary Matrix Program at 2x Leverage for the period from September 2006 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Proprietary Matrix Program at 2x Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: September 1, 2006

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $46,702,000

Largest monthly drawdown (of an account): N/A

Largest peak-to-valley drawdown (of an account): N/A

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 5.68% (2 months)

2005 compound rate of return: N/A

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: N/A

Graham Macro Trading Ltd.

The following summary performance information presents the composite results of the Graham Macro Trading Ltd. for the period from May 1, 2002 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Graham Macro Trading Ltd.

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: May 1, 2002

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $781,853,000

Largest monthly drawdown (of an account): (2.55)% (8/04)

Largest peak-to-valley drawdown (of an account): (3.77)% (5/06 to 7/06)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 6.48% (10 months)

2005 compound rate of return: 4.91%

2004 compound rate of return: 5.51%

2003 compound rate of return: 0.71%

2002 compound rate of return: 9.30% (8 months)

2001 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Discretionary Trading Group Program at Standard Leverage

The following summary performance information presents the composite results of the Discretionary Trading Group Program at Standard Leverage for the period from January 2001 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Discretionary Trading Group Program at Standard Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: January 4, 1999

Number of open accounts: 4

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $486,817,000

Largest monthly drawdown (of an account): (2.54)% (7/03)

Largest peak-to-valley drawdown (of an account): (2.85)% (7/03 to 8/03)

Number of profitable accounts that have opened and closed: 1

Range of returns experienced by profitable accounts: 51.91%

Number of unprofitable accounts that have opened and closed: 2

Range of returns experienced by unprofitable accounts: (4.45)% to (4.79)%

2006 compound rate of return: 7.81% (10 months)

2005 compound rate of return: 12.25%

2004 compound rate of return: 8.16%

2003 compound rate of return: 2.31%

2002 compound rate of return: 13.58%

2001 compound rate of return: 15.55%

Discretionary Trading Group Program at 2x Leverage

The following summary performance information presents the composite results of the Discretionary Trading Group Program at 2x Leverage for the period from November 2005 through October 2006.

Name of CTA: Graham Capital Management, L.P.

Name of program: Discretionary Trading Group Program at 2x Leverage

Inception of client account trading by CTA: February 2, 1995

Inception of client account trading in program: November 1, 2005

Number of open accounts: 1

Aggregate assets overall including “notional” equity: $4,853,826,000

Aggregate assets in program including “notional” equity: $214,768,000

Largest monthly drawdown (of an account): (1.48)% (5/06)

Largest peak-to-valley drawdown (of an account): (1.78)% (5/06 to 6/06)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 11.96% (10 months)

2005 compound rate of return: 5.36 (2 months)

2004 compound rate of return: N/A

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

15. The following updates certain information relating to Bridgewater Associates, Inc. on pages 51 through 53 of the Prospectus:

(a) The third full paragraph under the section entitled “Bridgewater Associates, Inc. – Background and Management” on page 51 of the Prospectus shall be deleted in its entirety and replaced with the following:

Bridgewater’s principal investment management clients are institutional investors, including large U.S. pension funds. Bridgewater employs approximately 375 people and manages approximately $160 billion in total and $94.4 billion (including notional equity for accounts that use futures) as of June 30, 2006.

(b) The following biography shall be added immediately after the biography of Hope B. Woodhouse on page 52 of the Prospectus:

Patricia A. Carroll born 1952. Ms. Carroll received her B.S. in Business Administration with a concentration in Accounting from Stonehill College in 1974 and her M.B.A from Sacred Heart University in 1987. From 1974 to 1977 she worked for Deloitte & Touche as an auditor. From 1977 to 1978 she worked as an Accounting Manager for Forum Corporation. From 1978 to 1982 she was the Controller, V.P. Finance for Urban Systems Research. From 1982-1983 she was the Director of Finance for Outward Bound. From 1983 to 1992 she was the Controller, V.P. Finance for Career Blazers. From 1992 to 1997 she was the Business Director, V.P. Finance for Electronic Retailing Systems Inc. From 1998-2005 she was the Chief Financial Officer for DC Management Inc. From March 2005 to December 2005 she was the Chief Financial Officer for Advantage Human Resourcing. From January 2006 to August 2006 she was the Chief Financial Officer of Century America, LLC. Ms. Carroll joined Bridgewater Associates, Inc. in August 2006 and is a Co-Chief Financial Officer.

(c) The last full paragraph on page 53 of the Prospectus shall be deleted in its entirety and replaced with the following:

As of June 30, 2006, the program offered through Series H traded in various sectors as follows: 50% Fixed Income; 8% Commodities; 7% Equities; and 35% Currencies.

[Remainder of page intentionally left blank]

16. The following updates the information relating to the performance of various trading programs of Bridgewater Associates Inc. as set forth on pages 54 through 65 of the Prospectus:

Aggressive Pure Alpha Futures Only-A, No Benchmark

Bridgewater trades this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Aggressive Pure Alpha Futures Only-A, No Benchmark for the period from January 2001 through September 2006 (except with respect to (i) Aggregate assets in program excluding “notional” equity, (ii) Aggregate assets in program including “notional” equity, and (iii) the Monthly Rate of Return which is as of September 2006). For the period January 2001 through August 2003, Rate of Return (ROR) is calculated pursuant to the “OAT” (Only Accounts Traded) Method. Subsequent to August 2003, ROR is calculated by dividing net performance by nominal account size. Management fees range from 0.65% to 3% of Allocated Assets, as defined. Incentive fees are ranging from 20% to 22% of new high net trading profits, as defined.

Name of CTA: Bridgewater Associates, Inc.

Name of program: Aggressive Pure Alpha Futures Only-A, No Benchmark

Inception of client account trading by CTA: June 1985

Inception of client account trading in program: August 1998

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $73,000,000,000

Aggregate assets overall including “notional” equity: $94,400,000,000

Aggregate assets in program excluding “notional” equity: $39,000,000

Aggregate assets in program including “notional” equity: $44,000,000

Largest monthly drawdown(of an account): (7.44)% (5/01)

Largest peak-to-valley drawdown(of an account): (30.09)% (8/99 to 5/01)

Number of profitable accounts that have opened and closed: 0

Range of returns experienced by profitable accounts: N/A

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)
January	(2.47)	(6.97)	5.05	(1.33)	2.12%	4.10%
February	(3.43)	2.28	2.21	(3.06)	3.33%	2.38%
March	(5.47)	5.57	(1.22)	4.11	(1.19)%	(0.96)%
April	3.98	2.99	2.75	(3.01)	0.54%	6.41%
May	(7.44)	7.12	5.80	1.66	(3.92)%	2.30%
June	4.42	8.70	0.81	0.73	1.19%	(2.99)%
July	2.26	(6.05)	(1.24)	(1.40)	(2.38)%	(2.71)%
August	4.32	3.75	3.35	1.25	(2.30)%	(3.91)%
September	(2.40)	(5.95)	3.49	0.86	3.66%	(4.19)%
October	9.07	6.38	4.79	3.13	(0.96)%
November	(0.57)	1.01	1.39	6.17	(2.71)%
December	(2.76)	0.91	1.31	(2.44)	(0.29)%
Compound Rate of Return	(1.76)%	19.76%	32.17%	6.37%	(3.20)%	(0.15 (9 months	)% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 8 through 9 of this Supplement.

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Pure Alpha †	Jun-85	Dec-91	1	$73,000,000	$94,400,000	$5,615,000	$5,615,000	(4.43) 1/02	(6.06) 2/01-5/01	0	0	5.79	14.36	22.03	14.47	3.62	7.73
Pure Alpha Accounts, Aggressive	Jun-85	May-05	1	$73,000,000	$94,400,000	$6,364,000	$6,364,000	(3.34) 6/06	(4.40) 7/05-8/05	0	0	—	—	—	—	(2.32) (8 mos)	12.49
Pure Alpha Accounts, AUD Based	Jun-85	May-05	1	$73,000,000	$94,400,000	$431,000	$431,000	(2.22) 6/06	(2.22) 6/06	0	0	—	—	—	—	1.22 (8 mos)	7.98
Pure Alpha Accounts, Euro Based Aggressive	June 85	Feb 06	1	$73,000,000	$94,400,000	$291,000	$291,000	(3.88) 6/06	(3.88) 6/06	0	0						7.16 (5 mos)
Pure Alpha Accounts, GBP Based-Aggressive	June 85	Feb 06	1	$73,000,000	$94,400,000	$1,051,000	$1,051,000	(3.58) 6/06	(3.58) 6/06	0	0						8.39 (5 mos)
Pure Alpha Through Fund, Lehman US Intermediate Treasury Index	June 85	July 05	1	$73,000,000	$94,400,000	$105,000	$105,000	(1.15) 10/05	(1.15) 10/05	0	0	—	—	—	—	0.72 (6 mos)	2.68
Pure Alpha Through Fund, Russell 1000 Index	June 85	Dec 05	1	$73,000,000	$94,400,000	$105,000	$105,000	(2.34) 5/06	(3.50) 5/06 - 6/06	0	0	—	—	—	—	(1.07) (1 mo)	5.90
Pure Alpha Through Fund, SP 500 Index, Very Conservative	June 85	March 06	1	$73,000,000	$94,400,000	$496,000	$496,000	(2.65) 5/06	(3.00) 5/06 – 6/06	0	0						0.09 (4 mos)
Pure Alpha Through Fund, SP 500 Index, Conservative	June 85	May 06	1	$73,000,000	$94,400,000	$121,000	$121,000	(2.55) 5/06	(3.29) 5/06 – 6/06	0	0						(3.29) (2 mos)
Pure Alpha Through Fund, SP 500 Index	June 85	April 06	1	$73,000,000	$94,400,000	$515,000	$515,000	(2.63) 6/06	(3.97) 5/06 – 6/06	0	0						(0.94) (3 mos)
Pure Alpha Through Fund, Lehman US Treasury Index	June 85	Dec 05	1	$73,000,000	$94,400,000	$75,000	$75,000	(1.43) 3/06	(1.43) 3/06	0	0	—	—	—	—	(0.10) (1 mo)	0.44
Pure Alpha Through Fund, Lehman US Aggregate Index	June 85	March 06	1	$73,000,000	$94,400,000	$100,000	$100,000	(1.09) 6/06	(1.09) 6/06	0	0						1.14 (4 mos)
Pure Alpha Through Fund, SWGBI Benchmark, NZD Based	June 85	Nov 05	1	$73,000,000	$94,400,000	$153,000	$153,000	(3.08) 6/06	(3.08) 6/06	0	0	—	—	—	—	1.45 (2 mos)	4.53
Pure Alpha Through Fund, Multi Asset Class Benchmark	June 85	March 06	1	$73,000,000	$94,400,000	$503,000	$503,000	(2.26) 5/06	(3.09) 5/06 – 6/06	0	0						0.54 (4 mos)
Pure Alpha Unconstrained with No Benchmark	Jun-85	Apr-04	2	$73,000,000	$94,400,000	$188,000	$188,000	(4.62) 4/04	(4.62) 4/04	0	0	—	—	—	13.81 (9 mos)	6.21	10.79
Pure Alpha Unconstrained with US Cash Benchmark	Jun-85	Feb-03	3	$73,000,000	$94,400,000	$201,000	$226,000	(3.02) 4/04	(3.02) 4/04	3 6.56 – 25.59%	1 (1.10)	—	—	19.21 (11 mos)	14.44	4.65	8.15
Pure Alpha Unconstrained with US Cash Benchmark, Aggressive	June 85	Jan 06	5	$73,000,000	$94,400,000	$165,000	$165,000	(2.69) 6/06	(2.69) 6/06	0	0						11.54
Pure Alpha Unconstrained with GBP Cash Benchmark	Jun-85	Nov-03	1	$73,000,000	$94,400,000	$63,000	$63,000	(3.20) 11/03	(3.20) 11/03	0	0	—	—	(0.74) (2 mos)	18.11	7.34	8.69
Pure Alpha Unconstrained with US Cash Benchmark, Conservative	Jun-85	Oct-04	1	$73,000,000	$94,400,000	$84,000	$351,000	(1.28) 6/06	(1.40) 5/05 – 8/05	0	0	—	—	—	4.90 (3 mos)	2.00	3.83
Aggressive Pure Alpha-A	Jun-85	Dec-99	1	$73,000,000	$94,400,000	$123,000	$185,000	(5.25) 1/02	(19.28) 7/00-5/01	0	0	5.55	20.20	31.30	17.46	4.67	9.67
Aggressive Pure Alpha-B	Jun-85	Jul-97	0	$73,000,000	$94,400,000	$0	$0	(7.71) 5/01	(29.86) 7/00-5/01	0	0	(2.42) (8 mos)	—	—	—	—
Constrained Pure Alpha-C	Jun-85	Aug-00	0	$73,000,000	$94,400,000	$0	$0	(4.37) 3/01	(6.63) 1/01-3/01	0	0	(4.69) (4 mos)	—	—	—	—

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Pure Alpha Futures Only-A	Jun-85	Jan-98	0	$73,000,000	$94,400,000	$0	$0	(5.73) 3/01	(25.65) 8/99-5/01	0	0	(3.72)	13.30 (8 mos)	—	—	—
Pure Alpha Futures Only-B	Jun-85	May-99	0	$73,000,000	$94,400,000	$0	$0	(2.61) 2/01	(4.00) 1/01-2/01	0	0	(4.00) (2 mos)	—	—	—	—
Pure Alpha Futures Only-C	Jun-85	Jan-99	10	$73,000,000	$94,400,000	$184,000	$437,000	(4.79) 1/02	(16.46) 6/00-5/01	7 2.99 – 15.50%	0	0.50	17.19	26.15	6.89	(0.12)	8.04
Pure Alpha, Prime Broker	Jun-85	Apr-05	5	$73,000,000	$94,400,000	$425,000	$466,000	(2.03) 6/06	(2.08) 5/05 - 8/05	1 10.10%	0	—	—	—	—	0.90 (9 mos)	7.70
Pure Alpha Futures Only – No Short Rates	Jun-85	Jun-04	1	$73,000,000	$94,400,000	$3,000	$18,000	(2.92) 5/05	(5.07) 3/05 – 12/05	0	0	—	—	—	6.12 (7 mos)	(1.22)	6.69
Pure Alpha Futures Only – No Short rates, Conservative	June 85	March 06	1	$73,000,000	$94,400,000	$104,000	$500,000	(0.21) 6/06	(0.21) 6/06	0	0						0.64 (4 mos)
Pure Alpha Futures Only- D	Jun-85	Oct-03	5	$73,000,000	$94,400,000	$97,000	$1,165,000	(2.17) 6/06	(3.87) 3/05-8/05	1 11.05%	0	—	—	3.19 (3 mos)	6.05	0.09	6.44
Aggressive Pure Alpha Futures Only-A, No Benchmark	Jun-85	Aug-98	3	$73,000,000	$94,400,000	$42,700	$43,400	(7.44) 5/01	(28.35) 06/00-5/01	0	0	(1.76)	19.76	32.17	6.37	(3.20)	11.47
Aggressive Pure Alpha Futures Only-B, No Benchmark	Jun-85	Sep-99	1	$73,000,000	$94,400,000	$319,000	$319,000	(6.03) 1/02	(19.47) 6/00-5/01	0	0	2.67	19.85	29.28	11.20	2.52	11.77
Aggressive Pure Alpha Futures Only-C, No Benchmark †	Jun-85	Dec-99	0	$73,000,000	$94,400,000	$0	$0	(6.48) 3/01	(28.49) 6/00-3/01	0	0	(10.92) (4 mos)	—	—	—	—
Aggressive Pure Alpha Futures Only-D	Jun-85	Jun-00	0	$73,000,000	$94,400,000	$0	$0	(4.23) 2/01	(23.00) 6/00-2/01	0	0	(6.84) (2 mos)	—	—	—	—
Aggressive Pure Alpha Futures Only-E, No Benchmark†	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$39,200	$39,700	(7.07) 1/02	(10.39) 11/01-1/02	2 60.44- 60.60%	0	11.77 (9 mos)	20.33	32.07	3.42	(5.07)	11.33
Pure Alpha at 24% Tracking Error	Jun-85	Feb-04	2	$73,000,000	$94,400,000	$50,000	$50,000	(6.75) 4/04	(6.75) 4/04	0	0	—	—	—	28.85 (11 mos)	7.33	16.96
Pure Alpha Futures Only-A Conservative	Jun-85	Jan-89	1	$73,000,000	$94,400,000	$21,000	$61,000	(1.69) 1/02	(6.09) 6/00-5/01	0	0	2.53	4.64	7.33	2.95	0.54	3.22
Pure Alpha Futures Only, No Emerging Market Debt, No Benchmark, Constrained	Jun-85	Jan-89	0	$73,000,000	$94,400,000	$0	$0	(4.18) 5/01	(10.46) 6/00-5/01	0	0	7.61	9.86	10.93	2.97	3.75 (4 mos)
Pure Alpha Futures Only with Limited Security List	Jun-85	Jun-04	1	$73,000,000	$94,400,000	$(14,000)	$5,371,000	(0.31) 5/05	(0.40) 4/05-5/05	0	0	—	—	—	0.74 (7 mos)	0.17	0.47
Pure Alpha Futures and Forwards Only, Conservative	June 85	Jan 06	1	$73,000,000	$94,400,000	$22,000	$300,000	(0.41) 6/06	(0.41) 6/06	0	0						1.29
Pure Alpha Bond and Currency Only	Jun-85	Jul-97	0	$73,000,000	$94,400,000	$0	$0	(0.51) 3/01	(1.43) 1/01-4/01	0	0	(1.43) (4 mos)	—	—	—	—
Pure Alpha Long Emerging Market Debt Only, No Benchmark	Jun-85	Feb-00	3	$73,000,000	$94,400,000	$677,000	$888,000	(4.27) 1/02	(12.39) 7/00-5/01	1 20.42%	0	7.00	18.61	27.39	13.90	3.64	8.76
Aggressive Pure Alpha, No Emerging Market Debt, No Benchmark, Cash Instruments and Derivatives	Jun-85	Mar-03	0	$73,000,000	$94,400,000	$0	$0	(8.62) 4/04	(8.62) 4/04	1 59.20%	0	—	—	48.85 (10 mos)	5.31	1.58 (4 mos)
Pure Alpha Long Emerging Market Debt Only, No Benchmark, Futures Only FX	Jun-85	Jun-04	1	$73,000,000	$94,400,000	$150,000	$150,000	(3.27) 6/06	(4.08) 5/05 – 8/05	0	0	—	—	—	13.54 (7 mos)	5.35	13.18

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Pure Alpha, Long Emerging Market Debt Only with 67% Lehman Brothers U.S. Government/Credit Index	June 85	July 01	0	$73,000,000	$94,400,000	$0	$0	(4.74) 7/03	(8.01) 11/01 – 1/02	1 60.85%	0	10.90 6 months	27.89	13.40 9 months
Pure Alpha with Lehman Aggregate Benchmark	Jun-85	Mar-03	1	$73,000,000	$94,400,000	$201,000	$201,000	(6.00) 4/04	(6.00) 4/04	0	0	—	—	23.43 (10 mos)	18.01	3.69	5.28
Pure Alpha, Long Emerging Market Debt Only with a Canadian Bond Benchmark	Jun-85	Nov-99	1	$73,000,000	$94,400,000	$131,000	$131,000	(4.06) 4/04	(9.03) 8/00-5/01	0	0	8.16	24.58	28.66	20.80	5.52	8.16
Pure Alpha, Long Emerging Market Debt Only, with a Passive U.S. Bond Benchmark	Jun-85	Feb-00	0	$73,000,000	$94,400,000	$0	$0	(11.49) 11/01	(18.77) 11/01-3/02	0	0	2.80	12.60 (5 mos)	—	—	—
Pure Alpha, Long Emerging Market Debt Only, with Customized UK Bond Benchmark	Jun-85	May-00	0	$73,000,000	$94,400,000	$0	$0	(11.47) 12//01	(19.91) 7/00-5/01	0	0	(7.58)	53.56	6.89 (10 mos)	—	—
Discrete Long Duration Global Bond with BPATC Investments	Jun-85	Sep-03	1	$73,000,000	$94,400,000	$21,000	$21,000	(13.29) 04/04	(14.74) 7/05 –6/06	0	0	—	—	15.44 (4 mos)	30.50	8.73	(7.50)
Pure Alpha, Long Emerging Market Debt Only, Institutional Account with Global Bond and Equity Benchmark, Aggressive	Jun-85	Mar-94	1	$73,000,000	$94,400,000	$640,000	$640,000	(10.40) 9/02	(37.38) 7/00-9/02	0	0	(14.00)	9.85	64.66	17.33	3.37	14.28
Pure Alpha, Long Emerging Market Debt Only with No Benchmark-A, Conservative	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(3.72) 5/01	(3.72) 5/01	1 67.65%	0	8.09 (9 mos)	11.12	15.50	8.78	4.61	6.20 (5 mos)
Pure Alpha, Long Emerging Market Debt Only with No Benchmark-B, Very Conservative	Jun-85	Apr-01	2	$73,000,000	$94,400,000	$477,000	$477,000	(1.34) 1/02	(1.69) 12/01-1/02	1 44.00%	0	6.31 (9 mos)	7.55	8.93	6.19	3.99	4.70
Pure Alpha, Long Emerging Market Debt Only with Lehman Aggregate Benchmark, Conservative	Jun-85	Feb-01	1	$73,000,000	$94,400,000	$399,000	$399,000	(3.41) 4/04	(3.41) 4/04	0	0	7.51 (11 mos)	17.92	15.15	8.75	2.62	2.29
Pure Alpha, No Emerging Market Debt, Equity and Commodity Restricted	Jun-85	Jan-03	0	$73,000,000	$94,400,000	$0	$0	(0.47) 2/04	(0.54) 1/04-2/04	1 9.10%	0	—	—	7.84	1.21 (4 mos)	—
Pure Alpha over Short Duration TIPS	Jun-85	Oct-03	1	$73,000,000	$94,400,000	$492,000	$492,000	(3.30) 4/04	(3.30) 4/04	0	0	—	—	1.44 (3 mos)	9.58	2.35	2.29
Pure Alpha Over GSCI	Jun-85	Apr-04	1	$73,000,000	$94,400,000	$703,000	$1,196,000	(10.99) 10/05	(16.15) 10/05-2/06	0	0	—	—	—	10.65 (9 mos)	27.76	5.43
Pure Alpha, No Emerging Market Debt with LIBOR Benchmark Conservative	Jun-85	Oct-03	1	$73,000,000	$94,400,000	$131,000	$1,500,000	(0.57) 8/05	(1.15) 3/05-8/05	0	0	—	—	1.01 (3 mos)	2.07	0.10	2.06
GTAA, Conservative Caps EUR Based	Jun-85	Jul-03	1	$73,000,000	$94,400,000	$339,000	$2,685,000	(0.77) 6/06	(1.61) 3/05-8/05	0	0	—	—	3.12 (6 mos)	1.55	(0.16)	1.03
Passive Cash Benchmark with BPATC Investment	Jun-85	Sep-03	0	$73,000,000	$94,400,000	$0	$0	(6.70) 4/04	(6.96) 4/04-5/04	1 14.70%	0	—	—	1.67% (4 mos)	10.84	1.78 (10 mos)
Pure Alpha with Lehman Aggregate Benchmark, Very Conservative	Jun-85	Aug-02	0	$73,000,000	$94,400,000	$0	$0	(3.59) 7/03	(3.71) 6/03-7/03	1 25.12%	0	—	8.85 (5 mos)	7.61	4.86	1.70	0.16 (1 mo)
Pure Alpha with Lehman Aggregate Benchmark, Conservative	Jun-85	Jun-05	2	$73,000,000	$94,400,000	$108,000	$108,000	(1.48) 3/06	(1.89) 7/05-10/05	0	0	—	—	—	—	0.05 (7 mos)	0.71

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Pure Alpha, Limited Long and Short Emerging Market Debt, Equity and Commodity Constrained	Jun-85	Dec-02	1	$73,000,000	$94,400,000	$41,000	$221,000	(1.03) 5/05	(2.20) 3/05-11/05	0	0	—	0.95 (1 mo)	7.36	4.62	(1.66)	2.80
Pure Alpha with Global IL Benchmark, Very Conservative	Jun-85	Apr-04	1	$73,000,000	$94,400,000	$366,000	$366,000	(2.22) 3/06	(2.30) 3/06 – 4/06	0	0	—	—	—	9.02 (9 mos)	6.90	(1.08)
Pure Alpha with Global IL Benchmark, Conservative	Jun 85	July 05	1	$73,000,000	$94,400,000	$148,000	$148,000	(2.29) 3/06	(2.29) 3/06	0	0	—	—	—	—	3.09 (6 mos)	(0.39)
Conservative Pure Alpha over Commodity Benchmark	Jun-85	Feb-05	1	$73,000,000	$94,400,000	$65,000	$142,000	(6.12) 2/06	(6.13) 4/05-5/05	0	0	—	—	—	—	19.93 (11 mos)	12.81
Pure Alpha, No Emerging Market Debt, No Benchmark	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(5.18) 1/02	(7.73) 11/01-1/02	1 1.88%	0	6.90 (9 mos)	(4.70) (2 mos)	—	—	—
Pure Alpha, No Emerging Market Debt, Custom Equity Benchmark Conservative	Jun-85	Dec-01	1	$73,000,000	$94,400,000	$344,000	$344,000	(11.58) 9/02	(27.61) 4/02-9/02	0	0	2.05 (1 mo)	(19.86)	21.55	14.39	3.69	4.63
Pure Alpha Conservative with Equity Benchmark	Jun-85	Aug-04	0	$73,000,000	$94,400,000	$0	$0	(2.17) 10/05	(3.64) 3/05-4/05	2 8.07 - 16.30%	0	—	—	—	14.15 (5 mos)	5.53	4.47 (2 mos)
Pure Alpha, Very Conservative with Equity Benchmark	Jun 85	Aug 05	1	$73,000,000	$94,400,000	$59,000	$159,000	(2.78) 5/06	(3.67) 5/02 – 6/06	0	0	—	—	—	—	2.26 (5 mos)	2.73
Pure Alpha with Equity Benchmark	Jun 85	Oct 05	1	$73,000,000	$94,400,000	$39,000	$39,000	(2.10) 6/06	(3.83) 5/06 – 6/06	0	0	—	—	—	—	2,87 (3 mos)	7.27
Pure Alpha, No Emerging Market Debt, No Commodity, with Custom Global Equity and Domestic Core Bond Benchmark, Conservative	Jun-85	Dec-03	1	$73,000,000	$94,400,000	$1,294,000	$1,294,000	(3.16) 4/04	(3.39) 4/04-7/04	0	0	—	—	2.01 (1 mo)	11.84	5.71	3.19
Pure Alpha with Custom Global Equity and Global Bond Benchmark	Jun-85	Jun-04	1	$73,000,000	$94,400,000	$162,000	$162,000	(2.35) 10/05	(2.35) 10/05	0	0	—	—	—	21.04 (7 mos)	8.18	8.83
Pure Alpha, Very Conservative, AUD Based with Leverage Neutralizing	Jun-85	May-05	2	$73,000,000	$94,400,000	$166,000	$2,054,000	(0.50) 6/06	(0.50) 6/06	0	0	—	—	—	—	0.14 (8 mos)	0.91
GTAA with TIPS	Jun-85	Apr-04	2	$73,000,000	$94,400,000	$125,000	$4,998,000	(0.17) 4/04	(0.17) 4/04	0	0	—	—	—	0.25 (9 mos)	0.04	0.17
GTAA Mixed Asset Class Benchmark	Jun-85	May-05	1	$73,000,000	$94,400,000	$235,000	$235,000	(1.78) 10/05	(1.78) 10/05	0	0	—	—	—	—	6.48 (8 mos)	5.02
Futures and Forwards Only, Pure Alpha, Very Conservative, AUD Based	Jun 85	Dec 05	1	$73,000,000	$94,400,000	$5,000	$85,000	(0.48) 6/06	(0.48) 6/06	0	0	—	—	—	—	(0.06) (1 mo)	1.21
Pure Alpha Overlay with Inflation Linked Bond Benchmark	Jun-85	Feb-02	0	$73,000,000	$94,400,000	$0	$0	(1.25) 10/02	(1.25) 10/02	1 21.13%	0	—	21.13 (9 mos)	—	—	—
Global Bond and Currency-A (Unhedged)	Jun-85	Feb-90	2	$73,000,000	$94,400,000	$36,000	$36,000	(4.51) 4/04	(8.18) 5/05-11/05	2 54.47 - 71.75%	0	(0.22)	24.82	21.30	11.65	(7.29)	3.95
Global Bond and Currency- (SWGBI Hedged)	Jun-85	Mar-05	1	$73,000,000	$94,400,000	$169,000	$169,000	(1.04) 3/06	(1.04) 3/06	0	0	—	—	—	—	2.65 (10 mos)	0.45
Global Bond and Currency (SWGBI Unhedged)	Jun 85	Sept 05	1	$73,000,000	$94,400,000	$86,000	$86,000	(1.83) 10/05	(4.20) 9/05-11/05	0	0	—	—	—	—	(3.27) (4 mos)	4.17
Global Bond and Currency-B, No Emerging Market Debt (Unhedged)	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(3.05) 7/03	(3.40) 6/03-7/03	1 30.71%	0	3.07 (9 mos)	14.92	10.35 (11 mos)	—	—

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Global Bond and Currency (Hedged)	Jun-85	Mar-93	0	$73,000,000	$94,400,000	$0	$0	(2.90) 7/03	(3.23) 6/03-7/03	0	0	3.38	19.00	7.57 (9 mos)	—	—
Global Bond and Currency over an IL Gilt Benchmark	Jun-85	Aug-03	1	$73,000,000	$94,400,000	$184,000	$184,000	(2.37) 3/06	(2.69) 2/06 – 4/06	0	0	—	—	6.53 (5 mos)	10.33	11.28	(0.04)
Global Bond and Currency, Over an IL Gilt Benchmark, Aggressive	Jun 85	July 05	1	$73,000,000	$94,400,000	$96,000	$96,000	(2.20) 3/06	(2.95) 3/06 – 4/06	0	0	—	—	—	—	6.03 (6 mos)	(0.29)
Global Bond and Currency, Over an IL Gilt and Nominal Gilt Benchmark	Jun 85	July 2005	1	$73,000,000	$94,400,000	$192,000	$192,000	(2.64) 3/06	(3.93) 3/06 – 6/06	0	0	—	—	—	—	6.45 (6 mos)	(1.25)
Global Bond and Currency (25% Hedged)	Jun-85	May-00	1	$73,000,000	$94,400,000	$121,000	$121,000	(4.59) 4/04	(7.37) 5/05-11/05	0	0	0.7	23.91	20.12	12.05	(5.77)	4.56
Global Bond and Currency with US Gov/Credit Benchmark	Jun-85	Apr-03	1	$73,000,000	$94,400,000	$120,000	$120,000	(4.54) 7/03	(4.63) 6/03-7/03	0	0	—	—	8.36 (9 mos)	6.61	2.94	0.90
Global Bond, No Emerging Market Debt, No FX (Non US Hedged)	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(1.48) 4/01	(2.99) 11/01-3/02	1 8.33%	0	2.73 (9 mos)	5.45 (8 mos)	—	—	—
Global Bond and Currency (Non-U.S. Hedged)	Jun-85	Jul-94	2	$73,000,000	$94,400,000	$195,000	$195,000	(1.40) 7/03	(2.32) 11/01-1/02	1 34.10%	0	6.39	12.91	9.80	6.90	4.83	0.52
Global Bond and Currency, No SR (Non-U.S. Hedged)	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(1.33) 7/03	(1.99) 6/03-8/03	1 20.57%	0	2.48 (9 mos)	11.36	5.63 (9 mos)	—	—
Global Bond and Currency (Non-U.S. Unhedged)	Jun-85	Aug-99	1	$73,000,000	$94,400,000	$765,000	$765,000	(4.75) 4/04	(10.25) 1/05-11/05	0	0	(1.21)	29.57	27.03	14.15	(9.41)	5.88
Global Bond and Currency, Leveraged Constrained, No Emerging Market Debt (Non-U.S. Unhedged)	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$1,271,000	$1,271,000	(4.68) 4/04	(9.29) 1/05-11/05	0	0	0.41 (9 mos)	25.06	19.14	12.33	(8.57)	4.45
Global Bond and Currency (Non-U.S. 50% Hedged)	Jun-85	Apr-99	0	$73,000,000	$94,400,000	$0	$0	(2.39) 3/01	(3.69) 2/01-5/01	0	0	(2.67) (6 mos)	—	—	—	—
Global Bond and Currency (Excluding Japanese Yen, Unhedged)	Jun-85	Aug-92	1	$73,000,000	$94,400,000	$250,000	$250,000	(4.29) 7/03	(8.42) 1/01-5/01	0	0	(0.84)	25.81	23.47	12.98	(4.86)	5.57
Global Bond and Currency (Excluding Japanese Yen and U.S. Dollar, Hedged)	Jun-85	Apr-00	0	$73,000,000	$94,400,000	$0	$0	(1.60) 12/01	(2.40) 11/01-1/02	0	0	4.72	1.69 (4 mos)	—	—	—
Global Bond and Currency (Hedged to Australian Dollar)	Jun-85	May-98	0	$73,000,000	$94,400,000	$0	$0	None	None	0	0	3.13 (3 mos)	—	—	—	—
Global Bond, IG Emerging Market Debt with Lehman Aggregate Benchmark, Aggressive	Jun-85	Sep-02	0	$73,000,000	$94,400,000	$0	$0	(2.90) 5/05	(3.88) 5/05-6/05	1 18.48%	0	—	3.89 (4 mos)	10.02	7.62	(3.69) (6 mos)
Global Bond, IG Emerging Market Debt with Lehman Global Aggressive Benchmark, ex US	Jun-85	Jul-04	1	$73,000,000	$94,400,000	$534,000	$534,000	(0.89) 3/06	(0.99) 3/06 – 4/06	0	0	—	—	—	4.99 (6 mos)	5.24	(0.18)
Global Bond and Currency (50% Hedged to Canadian Dollar)	Jun-85	Mar-97	1	$73,000,000	$94,400,000	$65,000	$65,000	(1.97) 1/02	(7.61) 5/05-11/05	0	0	6.44	18.17	4.38	5.99	(3.23)	(0.01)
Global Bond and Currency (U.S. Lehman Aggregate Benchmark)	Jun-85	Jan-99	4	$73,000,000	$94,400,000	$1,722,000	$1,722,000	(3.68) 7/03	(3.70) 6/03-7/03	1 0.69%	0	7.22	14.42	10.29	5.76	2.03	0.61
Global Bond and Currency (SP 500 Index Benchmark)	Jun 85	Oct 05	0	$73,000,000	$94,400,000	$0	$0	(0.11) 12/05	(0.11) 12/05	1 7.78%	0	—	—	—	—	4.62 (3 mos)	3.02 (1 mo)

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Global Bond and Currency (Euro Hedged)	Jun-85	Jun-02	2	$73,000,000	$94,400,000	$395,000	$395,000	(1.94) 7/03	(2.27) 6/03-7/03	0	0	—	7.40 (7 mos)	6.95	6.76	4.03	(1.34)
Global Bond - Lehman Universal	Jun-85	Nov-03	1	$73,000,000	$94,400,000	$1,142,000	$1,142,000	(2.69) 4/04	(3.01) 4/04-05/04	0	0	—	—	0.61 (2 mos)	5.95	2.86	0.30
Global Bond and Currency (Long Duration 50% Hedged)	Jun-85	Oct-92	0	$73,000,000	$94,400,000	$0	$0	(2.42) 3/01	(4.85) 2/01-5/01	0	0	(4.21) 6 mos	—	—	—	—
Global Bond Accounts – Diversified	Jun-85	Mar-96	1	$73,000,000	$94,400,000	$213,000	$213,000	(3.43) 7/03	(3.54) 6/03-7/03	0	0	8.22	13.35	6.72	5.34	2.43	(0.77)
Global Bond Accounts, Conservative, Ex-Japan Benchmark, Hedged to EUR	Jun-85	Apr-04	0	$73,000,000	$94,400,000	$0	$0	(1.39) 3/06	(2.08) 9/05-4/06	1 8.42%	0	—	—	—	5.54 (9 mos)	4.27	(1.48) (5 mos)
Global Bond Accounts, Conservative, Ex-Japan Benchmark, Hedged to GBP	Jun-85	Apr-04	0	$73,000,000	$94,400,000	$0	$0	(1.25) 3/06	(1.47) 3/06-4/06	1 14.50%	0	—	—	—	7.46 (9 mos)	6.85	(0.27) (5 mos)
Discrete Long Duration Global Bond Account	Jun-85	Jan-03	1	$73,000,000	$94,400,000	$479,000	$479,000	(21.62) 7/03	(24.11) 6/03-7/03	0	0	—	—	1.97	20.41	8.43	(10.64)
Global Bond with Custom Weighted Unhedged Benchmark –Bond Alpha Only	Jun-85	Apr-01	2	$73,000,000	$94,400,000	$2,495,000	$2,495,000	(2.69) 7/03	(7.42) 11/01-3/02	2 2.73- 2.74%	0	4.28 (9 mos)	22.49	18.85	13.16	(6.04)	3.86
Global Bond – Bond Alpha Only	Jun-85	Sep-02	1	$73,000,000	$94,400,000	$792,000	$792,000	(3.00) 12/02	(4.85) 3/06-6/06	0	0	—	(3.40) (4 mos)	0.57	0.89	10.91	(4.37)
Global Bond with Global Aggregate Unhedged Benchmark	Jun-85	Sep-04	1	$73,000,000	$94,400,000	$102,000	$102,000	(1.84) 5/05	(6.34) 5/05-11/05	0	0	—	—	—	10.01 (4 mos)	(5.19)	3.55
Global Bond with Custom Weighted Unhedged Benchmark-FX Alpha Only	Jun-85	Mar-02	0	$73,000,000	$94,400,000	$0	$0	(5.56) 4/04	(9.46) 1/05-11/05	2 73.20 – 74.20%	0	—	29.14 (10 mos)	26.20	13.45	(8.16)	2.16 (4 mos)
Global Bond with 50% Hedged Benchmark	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$215,000	$215,000	(4.11) 4/04	(4.81) 11/01-1/02	0	0	4.75 (9 mos)	24.30	19.09	9.81	0.32	0.90
Global Bond With 65% Hedged Benchmark	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$175,000	$1,100,000	(3.48) 4/04	(5.23) 1/05-3/06	0	0	1.78 (9 mos)	11.86	6.74	5.32	(3.98)	(0.95)
Global Bond SWGBI-Unhedged	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$168,000	$168,000	(4.22) 4/04	(7.68) 5/05-11/05	0	1 (0.36)%	2.45 (9 mos)	27.28	20.34	12.58	(6.92)	4.16
Global Bond Leveraged Constrained-Unhedged, Conservative	Jun-85	Mar-02	1	$73,000,000	$94,400,000	$4,209,000	$4,209,000	(4.49) 4/04	(8.44) 1/05-11/05	0	0	—	23.04 (10 mos)	16.56	10.75	(7.64)	5.10
Global Bond with Lehman Global Aggregate Benchmark, Fully Hedged	Jun-85	Apr-01	2	$73,000,000	$94,400,000	$833,000	$833,000	(2.28) 7/03	(2.41) 4/04-5/04	0	0	3.81 (9 mos)	12.63	10.41	6.87	3.92	0.71
Global Bond With Lehman Global Aggregate Benchmark, Unhedged	Jun-85	Jan-05	0	$73,000,000	$94,400,000	$0	$0	(3.26) 5/05	(9.40) 3/05-11/05	0	1 (6.46)	—	—	—	—	(6.74)	0.30 (1 mo)
Global Bond With Lehman Global Aggregate Benchmark, Economic Leverage, Conservative	Jun-85	Jan-05	1	$73,000,000	$94,400,000	$295,000	$295,000	(1.59) 5/05	(5.47) 5/05-11/05	0	0	—	—	—	—	(3.99)	3.10
Global Bond With Lehman Aggregate Benchmark, Hedged to Euro	Jun-85	Mar-04	1	$73,000,000	$94,400,000	$84,000	$84,000	(1.91) 4/04	(1.91) 4/04	0	0	—	—	—	4.94 (10 mos)	2.70	(0.94)
Global Bond with Lehman G-4 Index Benchmark, Ex-Collateralized, Issuer Constrained Benchmark	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$847,000	$847,000	(3.25) 4/04	(5.81) 1/05-11/05	0	0	3.04 (9 mos)	19.30	14.22	10.33	(5.13)	3.29

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Global Bond Leveraged Constrained with SWGBI Unhedged Benchmark	Jun-85	Apr-01	2	$73,000,000	$94,400,000	$148,000	$148,000	(4.07) 4/04	(6.93) 1/05-11/05	0	0	1.16 (9 mos)	22.15	19.13	12.10	(6.15)	2.66
Global Bond, No Emerging Market Debt, Economic Leverage with SWGBI Unhedged Benchmark	Jun-85	Apr-01	2	$73,000,000	$94,400,000	$208,000	$208,000	(4.99) 4/04	(8.51) 1/05-11/05	1 21.90%	0	2.28 (9 mos)	23.63	19.50	10.63	(7.73)	4.05
Global Bond Economic Leverage with SWGBI Unhedged Benchmark	Jun-85	Dec-03	1	$73,000,000	$94,400,000	$381,000	$381,000	(4.62) 4/04	(7.89) 1/05-11/05	0	0	—	—	1.32 (1 mo)	11.34	(6.93)	3.78
Global Bond, No Emerging Market Debt, Economic Leverage with Cash Benchmark	Jun-85	Jun-03	0	$73,000,000	$94,400,000	$0	$0	(0.46) 6/03	(0.70) 6/03-7/03	1 9.42%	0	—	—	2.86 (7 mos)	2.66	2.48	1.11 (2 mos)
Global Bond Leveraged Constrained with Lehman Global Hedged Benchmark, Hedged to Australian Dollar	Jun-85	Apr-02	2	$73,000,000	$94,400,000	$265,000	$265,000	(1.56) 7/03	(1.96) 6/03 –7/03	0	0	—	11.19 (9 mos)	7.27	9.79	7.53	0.84
Global IL, Commodity and PA	Jun-85	Jun-04	1	$73,000,000	$94,400,000	$1,054,000	$1,054,000	(2.09) 3/06	(3.18) 2/06-3/06	0	0	—	—	—	9.38 (7 mos)	10.66	(0.11)
Global IL, Nominal and Commodity Over Global IL and Commodity Leveraged Benchmark	Jun 85	Sept 05	1	$73,000,000	$94,400,000	$381,000	$381,000	(7.57) 10/05	(8.19) 10/05-3/06	0	0	—	—	—	—	0.11 (4 mos)	(0.11)
Inflation Indexed Bonds	Jun-85	Jan-97	0	$73,000,000	$94,400,000	$0	$0	(9.54) 4/04	(10.45) 6/03-7/03	2 62.74 - 85.41%	0	3.53 (9 mos)	34.02	20.59	11.01 (8 mos)	—
Inflation Indexed Bond-Leverage-Constrained	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(2.98) 7/03	(3.73) 6/03 -7/03	1 43.92%	0	2.30 (9 mos)	13.10	9.97	8.80	5.22	(1.19) (5 mos)
Inflation Indexed Bond- 2:1 Leveraged TIPS Benchmark, Currency Constrained	Jun-85	Jun-00	0	$73,000,000	$94,400,000	$0	$0	(10.10) 4/04	(11.22) 6/03-7/03	1 126.9%	0	13.85	37.29	19.59	16.71	(0.94)	(4.96)
Inflation Indexed Bond-Barclays IL Benchmark-Currency Constrained	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(2.58) 11/01	(3.74) 11/01-12/01	1 11.28%	0	2.89 (9 mos)	8.16 (7 mos)	—	—	—
Inflation Indexed Bond-Barclays IL Benchmark-Currency Constrained, Very Conservative	Jun-85	Mar-02	0	$73,000,000	$94,400,000	$0	$0	(4.40) 7/03	(5.29) 6/03-7/03	1 19.93%	0	—	13.40 (10 mos)	5.76 (9 mos)	—	—
Inflation Indexed Bonds-Normal 100% Hedged to Swiss Franc	Jun-85	Oct-00	0	$73,000,000	$94,400,000	$0	$0	(2.36) 7/03	(3.00) 6/03-7/03	0	0	0.28	11.67	9.54	6.01 (10 mos)	—
Inflation Indexed Bond (#3) with Customized Barclays Inflation Linked Bond Index	Jun-85	Jun-00	0	$73,000,000	$94,400,000	$0	$0	(0.25) 3/01	(0.25) 3/01	0	0	2.33 (3 mos)	—	—	—	—
Inflation Indexed Bonds-Aggressive Futures Constrained	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(2.23) 7/03	(3.14) 11/01-1/02	1 22.45%	0	2.87 (9 mos)	13.80	4.60 (7 mos)	—	—
Inflation Indexed Bonds-Aggressive Currency Constrained	Jun-85	Mar-01	1	$73,000,000	$94,400,000	$62,000	$62,000	(8.98) 7/03	(10.35) 6/03-7/03	0	0	3.49 (10 mos)	32.86	16.34	12.40	0.53	1.38

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Inflation Indexed Bond Account, Aggressive, 2:1 Leveraged Global Benchmark Nominal Bonds for break even Trading Only	Jun-85	Sep-03	1	$73,000,000	$94,400,000	$433,000	$433,000	(5.13) 4/04	(5.22) 1/06 – 4/06	0	0	—	—	7.35 (4 mos)	16.94	8.24	(4.75)
Inflation Indexed Bond Account- Aggressive, 2:1 Leveraged Global Benchmark	Jun-85	Feb-03	1	$73,000,000	$94,400,000	$49,000	$49,000	(5.82) 7/03	(7.25) 6/03-7/03	0	0	—	—	8.08 (11 mos)	17.84	7.84	(5.10)
Inflation Indexed Bond Account, Very Aggressive Foreign Leverage Benchmark	Jun-85	Apr-03	0	$73,000,000	$94,400,000	$0	$0	(3.56) 7/03	(5.11) 6/03-7/03	1 21.60%	0	—	—	9.94 (9 mos)	10.62 (8 mos)	—
Inflation Indexed Bond Account Very Aggressive Leverage Global Benchmark	Jun-85	Jun-03	1	$73,000,000	$94,400,000	$71,000	$71,000	(7.29) 4/04	(8.50) 6/03-7/03	1 24.90%	0	—	—	3.35 (7 mos)	16.75	2.40	0.12
Inflation Indexed Bond Account Very Aggressive Unleveraged Benchmark	Jun-85	Dec-02	1	$73,000,000	$94,400,000	$79,000	$79,000	(2.40) 4/04	(2.79) 6/03-7/03	1 30.40%	0	—	2.80 (1 mo)	11.61	9.24	4.82	(0.25)
2:1 leveraged Global Inflation Indexed Bond Account with IL and Nominal Alpha Benchmark, 100% Hedged at 4% Tracking Error	Jun-85	Jul-03	1	$73,000,000	$94,400,000	$1,021,000	$1,021,000	(7.18) 4/04	(7.18) 4/04	0	0	—	—	11.37 (6 mos)	19.13	6.01	(3.47)
2:1 Leveraged Global Inflation indexed Bond Account with IL and Nominal Alpha at 2% Tracking Error	Jun-85	Jun-03	1	$73,000,000	$94,400,000	$367,000	$367,000	(5.97) 7/03	(8.30) 6/03-7/03	0	0	—	—	2.97 (7 mos)	21.73	10.01	(5.56)
30% Impact Inflation Indexed Bonds and 70% Nominal Bonds and FX Benchmark	Jun-85	Dec-03	1	$73,000,000	$94,400,000	$476,000	$476,000	(2.50) 4/04	(3.85) 10/05 - 4/06	0	0	—	—	0.93 (1 mo)	8.88	2.42	(2.33)
Inflation Indexed Bonds and Nominal Bond Accounts - Leverage Constrained, Short Only ILs. Long Only Nominals	Jun-85	Jul-03	0	$73,000,000	$94,400,000	$0	$0	(2.03) 4/04	(2.03) 4/04	1 8.00%	0	—	—	1.83 (6 mos)	5.54	0.33	0.13 (1 mo)
Global Inflation Indexed Bonds with Limited Nominal Bonds	Jun-85	Dec-03	1	$73,000,000	$94,400,000	$1,032,000	$1,032,000	(3.54) 3/06	(5.44) 1/06 – 4/06	0	0	—	—	0.91 (1 mo)	9.47	8.05	(5.05)
Global Inflation Indexed Bonds with Nominal Bond Alpha, Unhedged	Jun-85	Sep-04	1	$73,000,000	$94,400,000	$373,000	$373,000	(1.99) 3/06	(3.79) 5/05-11/05	0	0	—	—	—	9.97 (4 mos)	(1.79)	3.20
Inflation Indexed Bonds and Nominal Bonds Account - Leverage, Global IL Benchmark	Jun-85	May-03	1	$73,000,000	$94,400,000	$216,000	$216,000	(4.55) 7/03	(5.60) 5/03-7/03	0	0	—	—	1.31 (8 mos)	9.83	6.32	(0.80)
Inflation Indexed Bonds and Nominal Bonds Accounts – TIPS Benchmark	Jun-85	Mar-04	2	$73,000,000	$94,400,000	$368,000	$368,000	(4.94) 4/04	(5.20) 3/04-4/04	0	0	—	—	—	3.37 (10 mos)	2.56	(1.08)
Inflation Indexed Bonds and Nominal Bonds Accounts – TIPS Benchmark, Long Only Physicals	Jun-85	Mar-04	1	$73,000,000	$94,400,000	$740,000	$740,000	(3.84) 4/04	(4.20) 3/04-4/04	0	0	—	—	—	4.73 (10 mos)	2.56	(0.53)
Inflation Indexed Bonds and Nominal Bonds Accounts- TIPS Benchmark, Short Only Nominals for Break Even	Jun-85	Dec-04	1	$73,000,000	$94,400,000	$258,000	$258,000	(1.52) 3/06	(2.13) 10/05-3/06	0	0	—	—	—	1.09 (1 mo)	1.01	0.65

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Inflation Indexed Bonds and Nominal Bond Accounts – Lehman Global IL Benchmark, Constrained	Jun 85	Oct 05	1	$73,000,000	$94,400,000	$633,000	$633,000	(1.64) 3/06	(2.40) 3/06 – 4/06	0	0	—	—	—	—	0.62 (3 mos)	(1.91)
Global Inflation Indexed Bonds with Nominal and FX Leeway, Leveraged	Jun-85	Jun-04	3	$73,000,000	$94,400,000	$1,138,000	$1,138,000	(2.00) 3/06	(2.00) 3/06	0	0	—	—	—	6.40 (7 mos)	3.91	(0.34)
Global Inflation Indexed Bonds with Nominal Leeway, No FX, Euro Based	Jun 85	Nov 05	0	$73,000,000	$94,400,000	$0	$0	(0.54) 3/06	(0.70) 3/06 – 6/06	0	1 (00.3)	—	—	—	—	0.70 (2 mos)	(0.73) (5 mos)
Global Inflation Indexed Bonds with Nominal and FX Leeway, US TIPS benchmark hedged to CAD	June 85	June 06	1	$73,000,000	$94,400,000	$1,015,000	$1,015,000	None	None	0	0						1.11 (1 mo)
Inflation Indexed Bonds and Nominal Bonds - Unleveraged SWGBI Benchmark	Jun-85	Aug-97	1	$73,000,000	$94,400,000	$85,000	$85,000	(1.78) 4/04	(1.91) 11/01-1/02	0	0	5.90	15.30	12.99	11.33	6.36	0.53
Inflation Indexed Bonds and Nominal Bonds Accounts – Unleveraged, Lehman Aggregate Benchmark, ex-Japan Benchmark	Jun-85	Mar-04	2	$73,000,000	$94,400,000	$500,000	$500,000	(2.22) 4/04	(2.22) 4/04	0	0	—	—	—	7.06 (10 mos)	5.66	4.72
Inflation Indexed Bonds and Nominal Bonds Account- Unleveraged Lehman Aggregate Benchmark	Jun-85	Sep-03	1	$73,000,000	$94,400,000	$177,000	$177,000	(1.92) 4/04	(1.92) 4/04	0	0	—	—	5.61 (4 mos)	10.98	6.39	0.83
Inflation Indexed Bonds, Nominal Bond Accounts and Short Rates – Unleveraged, Lehman Aggregate Benchmark	Jun-85	Mar-04	1	$73,000,000	$94,400,000	$193,000	$193,000	(1.58) 4/04	(1.80) 3/04-4/04	0	0	—	—	—	6.59 (10 mos)	6.38	0.98
Inflation Indexed Bonds and Nominal Bonds- Unleveraged with Corporate Benchmark, Futures Limited	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$128,000	$128,000	(1.91) 7/03	(2.77) 11/01-1/02	0	0	1.51 (9 mos)	14.74	12.73	11.87	6.75	0.35
Inflation Indexed Bond and Nominal Bonds- Unleveraged C	Jun-85	Apr-01	0	$73,000,000	$94,400,000	$0	$0	(2.53) 4/01	(3.03) 4/01-5/01	1 18.16%	0	1.84 (9 mos)	15.51	0.44 (1 mo)	—	—
Inflation Indexed Bonds and Nominal Bonds- Unleveraged, Corporate Benchmark	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$148,000	$148,000	(2.52) 4/01	(3.78) 4/01-5/01	0	0	(0.19) (9 mos)	15.08	13.63	11.71	8.32	0.81
Inflation Indexed Bonds and Nominal Bonds- Unleveraged Corporate and IL Benchmark Conservative	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$174,000	$174,000	(1.83) 4/04	(2.51) 11/01-1/02	0	0	2.77 (9 mos)	13.76	10.59	12.77	7.13	1.43
Inflation Indexed Bonds and Nominal Bonds- Unleveraged EMD Constrained, Corporate Benchmark	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$117,000	$117,000	(1.79) 4/04	(3.07) 11/01-1/02	0	0	2.10 (9 mos)	15.01	9.17	9.88	5.73	1.55
Inflation Indexed Bonds and Nominal Bonds- Unleveraged, 85% Corporate Benchmark	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$216,000	$216,000	(2.06) 4/04	(2.63) 11/01-1/02	0	0	2.21 (9 mos)	15.69	11.32	10.86	6.44	1.66

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Inflation Indexed Bonds and Nominal Bonds- Unleveraged, 50% Australian Corporate Benchmark, 50% Foreign Government	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$162,000	$162,000	(2.39) 4/01	(4.38) 11/01-3/02	0	0	0.52 (9 mos)	13.16	(0.99)	10.58	5.38	1.25
Inflation Indexed Bonds and Nominal Bonds- Unleveraged No FX	Jun-85	Apr-01	2	$73,000,000	$94,400,000	$570,000	$570,000	(2.13) 4/01	(2.76) 4/01-5/01	0	0	1.06 (9 mos)	11.64	6.11	10.29	8.68	1.55
Inflation Indexed Bonds and Nominal Bonds- Unleveraged , Long Only EMD, 50% Australian Government Benchmark, 50% Foreign Government	Jun-85	Apr-01	1	$73,000,000	$94,400,000	$177,000	$177,000	(1.75) 7/03	(2.39) 11/01-1/02	1 4.04%	0	2.42 (9 mos)	13.20	10.07	11.23	7.47	1.74
Inflation Indexed Bonds and Nominal Bonds- Accounting Leverage Allowed	Jun-85	Oct-04	1	$73,000,000	$94,400,000	$93,000	$93,000	(1.69) 3/06	(1.69) 3/06	0	0	—	—	—	3.82 (3 mos)	4.65	(0.04)
Index Overlay Account	Jun-85	Jul-98	1	$73,000,000	$94,400,000	$56,000	$151,000	(15.00) 9/01	(57.41) 3/00-9/02	0	0	(25.83)	(21.45)	47.43	20.40	6.82	9.68
Global Tactical Asset Allocation	Jun-85	May-99	0	$73,000,000	$94,400,000	$0	$0	(0.45) 9/02	(0.99) 11/01-9/02	0	0	0.28	(0.33)	0.43 (9 mos)	—	—
Passive U.S. Bond	Jun-85	Feb-00	0	$73,000,000	$94,400,000	$0	$0	(20.70) 7/03	(23.21) 6/03-7/03	1 87.70%	0	1.92	35.45	2.12	30.11	8.74 (9 mos)
Passive Commodity	Jun-85	Dec-04	2	$73,000,000	$94,400,000	$41,000	$181,000	(7.25) 2/06	(7.72) 10/05-2/06	0	0	—	—	—	(5.07) (1 mo)	19.91	5.20
Long-Term Emerging Markets Accounts, No FX, EMBI Global Diversified	June 85	Feb 06	1	$73,000,000	$94,400,000	$194,000	$194,000	(1.88) 5/06	(3.04) 3/6 – 6/06	0	0						(0.95) (5 mos)
Long-Term Emerging Markets Accounts EMBI Global Diversified, Conservative	June 85	April 06	1	$73,000,000	$94,400,000	$509,000	$509,000	(1.99) 5/06	(2.20) 5/06-6/06	0	0						(2.11) (3 mos)
Long-Term Emerging Markets Accounts EMBI Global Diversified	Jun-85	May-03	2	$73,000,000	$94,400,000	$139,000	$139,000	(5.06) 4/04	(5.46) 4/04-5/04	5 2.81 - 40.11%	0	—	—	11.13 (8 mos)	11.20	10.76	0.24
Long Term Emerging Markets, EMBI, Global Diversified, Expanded Alpha	Jun-85	Feb-04	1	$73,000,000	$94,400,000	$45,000	$45,000	(4.22) 04/04	(5.97) 3/06-6/06	0	0	—	—	—	9.73 (11 mos)	12.37	(4.25)
EUR Long-Term Emerging Markets Accounts EMBI Global Diversified Hedged	Jun-85	Dec-03	1	$73,000,000	$94,400,000	$122,000	$122,000	(4.94) 4/04	(6.02) 4/04-5/04	0	0	—	—	2.64 (1 mo)	11.45	9.71	(1.36)
Long-Term Emerging Markets Accounts EMBI Global	Jun-85	May-03	1	$73,000,000	$94,400,000	$173,000	$173,000	(5.35) 4/04	(6.18) 4/04-5/04	0	0	—	—	11.36 (8 mos)	13.97	11.88	0.57
Long-Term Emerging Markets Accounts EMBI+	Jun-85	May-96	1	$73,000,000	$94,400,000	$121,000	$121,000	(5.79) 4/04	(10.49) 5/02-7/02	1 19.94%	0	17.26	9.72	23.51	11.76	8.73	(0.05)
Long Only Emerging Markets	Jun-85	Dec-02	0	$73,000,000	$94,400,000	$0	$0	(3.62) 7/03	(3.83) 4/04-5/04	1 71.70%	0	—	2.19 (1 mo)	28.82	15.09	11.53	1.62 (5 mos)
Passive International Bond Account	Jun-85	Nov-99	0	$73,000,000	$94,400,000	$0	$0	(0.73) 2/01	(0.73) 2/01	0	0	(0.61) (2 mos)	—	—	—	—
Global Bond and Currency No Emerging Market Debt (Non-US Unhedged Custom Benchmark)	Jun-85	Feb-98	1	$73,000,000	$94,400,000	$76,000	$326,000	(3.53) 3/01	(10.49) 1/05-3/06	0	0	(3.31)	21.73	15.68	10.78	(10.25)	3.05

				Aggregate Dollars in All Programs (in thousands)		Dollars in this Program (in thousands)				Closed Accounts**
Program	Date CTA Began Trading	Date CTA Began Trading Program	Number of Accounts	Excluding Notional	Including Notional	Excluding Notional	Including Notional	Largest Monthly Draw Down	Largest Peak-to- Valley Draw Down	Prof. Range	Unprof. Range	2001	2002	2003	2004	2005††	2006
								%	%	%	%	%	%	%	%	%	%
Global Bond and Currency with Emerging Market Debt, (Non-US Unhedged Custom Benchmark)	Jun-85	Jun-05	1	$73,000,000	$94,400,000	$49,000	$49,000	(2.22) 10/05	(6.48) 6/05-11/05	0	0	—	—	—	—	(5.60) (7 mos)	5.60
Global Bond and Currency Only, No Benchmark	Jun-85	Mar-04	1	$73,000,000	$94,400,000	$5,000	$833,000	(0.25) 8/05	(0.60) 5/05-8/05	0	0	—	—	—	0.34 (10 mos)	(0.37)	0.37
Passive, Bond Only All-Weather	Jun-85	Aug-03	1	$73,000,000	$94,400,000	$427,000	$427,000	(5.74) 4/06	(11.92) 3/06-5/06	0	0	—	—	(4.93) (5 mos)	1.82	12.07	(9.65)
Very Constrained, Active, Bond and Commodity All Weather	Jun-85	Dec-03	1	$73,000,000	$94,400,000	$1,005,000	$1,005,000	(1.10) 4/04	(1.10) 4/04	0	0	—	—	0.58 (1 mo)	12.72	10.04	0.68
All Weather, Passive Only, Ex Corp and Mortgages	Jun 85	July 05	2	$73,000,000	$94,400,000	$294,000	$691,000	(2.88) 10/05	(3.85) 2/06 – 5/06	0	0	—	—	—	—	5.63 (6 mos)	(2.88)
All Weather, Passive Only, Leveraged Constrained	Jun-85	May-05	1	$73,000,000	$94,400,000	$265,000	$265,000	(2.21) 10/05	(2.53) 2/06-5/06	0	0	—	—	—	—	7.94 (8 mos)	(1.66)
All Weather and Low Volatility, Pure Alpha	Jun-85	Feb-04	1	$73,000,000	$94,400,000	$871,000	$871,000	(4.46) 4/04	(4.46) 4/04	0	0	—	—	—	13.23 (11 mos)	10.59 (9 mos)	(0.35)
All Weather and Pure Alpha at 5.9%	Jun-85	Apr-05	1	$73,000,000	$94,400,000	$693,000	$738,000	(2.31) 10/05	(2.31) 10/05	0	0	—	—	—	—	7.51	1.67
All Weather and Pure Alpha at 6%	Jun-85	Jan-04	1	$73,000,000	$94,400,000	$251,000	$251,000	(6.14) 4/04	(6.14) 4/04	0	0	—	—	—	20.19	10.02	(2.45)
All Weather and Pure Alpha at 10%, USD Restricted Commodities	Jun-85	Dec-04	1	$73,000,000	$94,400,000	$110,000	$110,000	(4.80) 10/05	(5.85) 9/05-10/05	0	0	—	—	—	2.69 (1 mo)	6.89	0.24
All Weather and Pure Alpha at 10%, USD	June 85	Feb 2003	1	$73,000,000	$94,400,000	$435,000	$435,000	(5.02) 4/04	(5.02) 4/04	0	0	—		17.74 (11 mos)	19.57	13.42	(3.05)
All Weather and Pure Alpha at 12%	Jun-85	Apr-05	1	$73,000,000	$94,400,000	$158,000	$158,000	(5.79) 3/06	(6.32) 2/06-3/06	0	0	—	—	—	—	7.31 (9 mos)	(1.16)
All Weather at 10%, AUD	Jun-85	Nov-04	1	$73,000,000	$94,400,000	$1,191,000	$1,191,000	(3.35) 10/05	(4.88) 2/06- 6/06	0	0	—	—	—	4.66 (2 mos)	16.40	(3.96)
All Weather at 10%, USD, No Corporate, No Mortgage	Jun 85	July 05	1	$73,000,000	$94,400,000	$4,751,000	$4,751,000	(3.69) 10/05	(4.59) 2/06 – 5/06	0	0	—	—	—	—	5.58 (6 mos)	(3.57)
All Weather at 10%, USD No Corp, No Mortgage, Aggressive	June 85	June 06	1	$73,000,000	$94,400,000	$407,000	$407,000	None	None	0	0						1.19 (1 mo)
Passive UK Fixed Income	Jun-85	Jan-02	0	$73,000,000	$94,400,000	$0	$0	(7.19) 3/02	(8.70) 2/02-3/02	1 38.32%	0	—	25.52	10.20 (5 mos)	—	—
Customized UK Long Bond Passive	Jun-85	Nov-03	1	$73,000,000	$94,400,000	$29,000	$198,000	(4.49) 4/06	(9.44) 1/06-4/06	0	0	—	—	6.96 (2 mos)	7.50	8.79	(9.26)
Passive Replication of Lehman Global Aggregate International Corporate Bonds	Jun 85	Sept 05	1	$73,000,000	$94,400,000	$483,000	$483,000	(0.93) 3/06	(1.19) 3/06-4/06	0	0	—	—	—	—	0.53 (4 mos)	(0.86)
Passive Replication of Lehman Global Aggregate US Corporate Bonds	Jun 85	Sept 05	1	$73,000,000	$94,400,000	$1,039,000	$1,039,000	(1.63) 9/05	(2.80) 9/05-10/05	0	0	—	—	—	—	(1.18) (4 mos)	(1.69)
Options Strategy	Jun-85	May-04	1	$73,000,000	$94,400,000	$438,000	$438,000	(1.17) 8/04	(2.78) 7/04-4/05	0	0	—	—	—	(1.32) (8 mos)	1.69	1.42
Equity Strategy	Jun-85	Aug-04	1	$73,000,000	$94,400,000	$1,029,000	$1,029,000	(2.16) 3/06	(8.89) 7/05-3/06	0	0	—	—	—	0.53 (5 mos)	(1.40)	1.14
Passive SP500 Equity Strategy	Jun-85	Jan-05	1	$73,000,000	$94,400,000	$38,000	$38,000	(5.67) 5/06	(8.73) 4/06-5/06	0	0	—	—	—	—	11.13	(4.63)
Passive SP 500 Equity Strategy, GBP Hedged	Jun 85	Dec 05	1	$73,000,000	$94,400,000	$223,000	$223,000	(2.81) 5/06	(2.81) 5/06	0	0	—	—	—	—	(1.27) (1 mo)	(2.70)
Passive SWGBI Non-US, 100% Hedged	June 85	April 06	1	$73,000,000	$94,400,000	$59,000	$87,000	(0.70) 4/6	(0.70) 4/6	0	0						(0.32) (3 mos)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST’S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE PROGRAMS LISTED ABOVE ON PAGES 27 THROUGH 37 OF THIS SUPPLEMENT.

*	The programs listed in the above capsule and noted with † are based on the fully funded subset method for computing the rate of return. The monthly rates of return for accounts excluded from the fully funded subset, that is those which are partially funded, will often be different from the rate of return for the fully funded subset. Accounts not included in the fully funded subset for any particular period may include: accounts opened or closed during the period; accounts which have material additions or withdrawals during the period; and the accounts which are being phased into the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the fully funded subset.
**	The Range with respect to both profitable and unprofitable accounts reflects the range of returns experienced by both profitable and unprofitable closed accounts during the period January 2001 to June 30, 2006.
††	The most recent performance numbers provided are as of June 30, 2006 due to the unavailability of performance numbers for October 31, 2006 at the time of compilation of these materials.

17. The following updates certain information relating to Eagle Trading Systems Inc. on page 66 of the Prospectus:

(a) The biography of Eileen McFarlane is deleted in its entirety and replaced with the following:

Eileen McFarlane is the Chief Financial Officer and Chief Operating Officer of Eagle and is a member of the NFA. Ms. McFarlane joined Eagle in 2003 and is responsible for all aspects of Eagle’s financial operations including controllership, regulatory compliance, tax compliance, corporate administrative functions, and human resources. Ms. McFarlane is a CPA, and prior to joining Eagle in May 2003, was employed in public accounting practice for over fifteen years. Ms. McFarlane was employed by Wilkin & Guttenplan, PC from May 1988 through November 2001 and by WithumSmith&Brown, PC from November 2001 to May 2003. Throughout her tenure in public accounting practice, Ms. McFarlane provided audit, accounting, consulting and tax services to clients in a variety of industries. Ms. McFarlane received a BS degree in accounting with highest distinction from Rutgers University in 1988.

(b) The following biography shall be inserted immediately after the biography of Eileen McFarlane:

Gil Sternberg is the Director of Systems Development of Eagle, and is a member of the NFA. Gil has over 10 years of experience in software design and development. Gil joined Eagle in 2002, and during his tenure has revamped the firm’s in house computerized applications, including accounting, trading, notification and controls. During 2005 Gil completed the development of a new proprietary Research Platform, which consolidates and enhances all research and operational activities in the firm, providing Eagle with a powerful platform for System maintenance and new System development. Prior to joining Eagle, Gil was employed by RiT Technologies, a NASDAQ traded company from 1999 through August 2002. In the position of Project Manager, he oversaw the design and development of complex, real-time, algorithm centric enterprise applications. Before joining RiT, Gil served as a Staff Sergeant in a highly confidential, research oriented post in the field of data analysis for the IDF Army Intelligence from 1994 through 1997. Gil received a BA in Computer Science with honors from the Interdisciplinary Center Hertzelia, Israel in 2001.

18. The last paragraph on page 67 of the Prospectus and the chart on page 68 of the Prospectus concerning the list of the futures markets that the Eagle Momentum Program currently tracks and in which it may trade are deleted in their entirety and replaced with the following:

Set forth is a list of the futures markets which the Eagle Momentum Program currently tracks and in which it may trade. Eagle in its sole discretion reserves the right to change the markets and exchanges in which it trades. The following parenthetical numbers reflect the approximate sector allocations of the EMP as of October 31, 2006. Due to the short to intermediate nature of EMP, positions and sector allocations can change considerably from one month to another.

STOCK INDICES	17%	GRAINS	20%	CURRENCIES	56%
DAX	EUREX	Soybeans	CBT	Euro Currency	IMM
S&P	CME	Corn	CBT	Japanese Yen	IMM
Nasdaq 100	CME	Wheat	CBT	Swiss Franc	IMM
Hang Seng	HKFE			Canadian Dollar	IMM
Taiwan Index	SIMEX	METALS	7%	Australian Dollar	IMM
NIKKEI	OSE (SIMEX)	Aluminum	LME	Mexican Peso	IMM
		Copper	LME	British Pounds	IMM
FOREIGN		Gold	NYM
FINANCIAL				US FINANCIAL
INSTRUMENTS	0%	ENERGY	0%	INSTRUMENTS	0%
German Bund	EUREX	Crude Oil	NYM	10 Year Treasury Notes	CBT
German Bobl	EUREX	Unleaded Gas	NYM	5 Year Treasury Notes	CBT
Gilt	LIFFE	Natural Gas	NYM
JGB	TSE	Heating Oil	NYM
Aussie 10yr Bond	SFE

19. The following updates information relating to the performance of various trading programs of Eagle Trading Systems Inc. as set forth on pages 70 through 73 of the Prospectus:

Eagle Momentum Program (Capsule A)

Eagle trades this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Eagle Momentum Program for the period from October 2003 through October 2006.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Momentum Program

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $44,654,747

Aggregate assets in program including “notional” equity: $44,654,747

Largest monthly drawdown (for an account): (9.32)% (01/05)

Largest peak-to-valley drawdown (for an account): (19.72)% (12/04 to 04/05)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 2.67% to 14.19%

Number of unprofitable accounts that have opened and closed: 3

Range of returns experienced by unprofitable accounts: (3.76)% to (12.12)%

Monthly Rate of Return	2001(%)	2002(%)	2003(%)		2004(%)	2005(%)	2006(%)
January	—	—	—		(0.64)%	(9.32)%	(7.08)%
February	—	—	—		3.12%	(5.22)%	(2.51)%
March	—	—	—		(1.40)%	2.09%	1.75%
April	—	—	—		(2.57)%	(6.48)%	14.16%
May	—	—	—		(0.59)%	3.09%	2.73%
June	—	—	—		(5.82)%	0.38%	(1.63)%
July	—	—	—		0.74%	7.40%	(5.38)%
August	—	—	—		1.19%	8.78%	1.17%
September	—	—	—		6.90%	(8.43)%	0.89%
October	—	—	1.56%		(4.41)%	4.02%	(1.89)%
November	—	—	(0.43)%		11.37%	(0.06)%
December	—	—	3.91%		(2.16%)	(2.52)%
Compound Rate of Return	—	—	5.08 (3 months	% )	4.60%	(7.94)%	0.76 (10 months	% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on pages 8 through 9 of this Supplement.

Eagle Global System (Capsule B)

The following summary performance information presents the composite results of the Eagle Global System for the period from January 2001 through October 2006.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Global System

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 1995

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $281,977,212

Aggregate assets in program including “notional” equity: $289,213,816

Largest monthly drawdown: (14.86)% (4/01)

Largest peak-to-valley drawdown: (32.08)% (11/03/ to 09/04)

Number of profitable accounts that have opened and closed: 5

Range of returns experienced by profitable accounts: 9.05% to 55.60%

Number of unprofitable accounts that have opened and closed: 4

Range of returns experienced by unprofitable accounts: (8.22)% to (29.71)%

2006 compound rate of return: 18.93% (10 months)

2005 compound rate of return: 25.82%

2004 compound rate of return: (19.69)%

2003 compound rate of return: 28.00%

2002 compound rate of return: 23.35%

2001 compound rate of return: 9.15%

Eagle Yield Enhancement (Capsule C)

The following summary performance information presents the composite results of the Eagle Yield Enhancement for the period from January 2001 through October 2006.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Yield Enhancement

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 2000

Number of open accounts: 10

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $374,103,035

Aggregate assets in program including “notional” equity: $693,437,690

Largest monthly drawdown: (3.91)% (04/04)

Largest peak-to-valley drawdown: (11.38)% (06/03 to 09/04)

Number of profitable accounts that have opened and closed: 5

Range of returns experienced by profitable accounts: 0.31% to 15.20%

Number of unprofitable accounts that have opened and closed: 21

Range of returns experienced by unprofitable accounts: (1.24) % to (12.95)%

2006 compound rate of return: 0.96% (10 months)

2005 compound rate of return: 5.57%

2004 compound rate of return: (1.46)%

2003 compound rate of return: (3.82)%

2002 compound rate of return: 12.64%

2001 compound rate of return: 12.72%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Eagle System (Capsule D)

The following summary performance information presents the composite results of the Eagle System for the period from January 2001 through October 2006.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle System

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: August 1993

Number of open accounts: 2

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $50,000,995

Aggregate assets in program including “notional” equity: $50,000,995

Largest monthly drawdown: (15.49)% (04/01)

Largest peak-to-valley drawdown: (37.75)% (11/03 to 09/04)

Number of profitable accounts that have opened and closed: 8

Range of returns experienced by profitable accounts: 9.09% to 1085.40%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 13.14% (10 months)

2005 compound rate of return: 19.13%

2004 compound rate of return: (24.65)%

2003 compound rate of return: 26.45%

2002 compound rate of return: 36.48%

2001 compound rate of return: 6.27%

Eagle Matrix (Capsule E)

The following summary performance information presents the composite results of the Eagle Matrix for the period from October 2003 through October 2006.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Matrix

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $39,437,716

Aggregate assets in program including “notional” equity: $39,437,716

Largest monthly drawdown: (6.70)% (4/04)

Largest peak-to-valley drawdown: (17.07)% (09/03 to 07/04)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 2.90% to 4.30%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 9.65% (10 months)

2005 compound rate of return: 15.21%

2004 compound rate of return: (4.10)%

2003 compound rate of return: (5.17)% (3 months)

2002 compound rate of return: N/A

2001 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON THIS PAGE.

Eagle Risk Allocation (Capsule F)

The following summary performance information presents the composite results of the Eagle Risk Allocation for the period from June 2004 to October 2006.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Risk Allocation

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: June 2004

Number of open accounts: 1

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $40,744,388

Aggregate assets in program including “notional” equity: $86,151,007

Largest monthly drawdown: (5.48)% (04/05)

Largest peak-to-valley drawdown: (8.08)% (04/06 – 08/06)

Number of profitable accounts that have opened and closed: 2

Range of returns experienced by profitable accounts: 18.29% to 37.47%

Number of unprofitable accounts that have opened and closed: 0

Range of returns experienced by unprofitable accounts: N/A

2006 compound rate of return: 5.95% (10 months)

2005 compound rate of return: 25.60%

2004 compound rate of return: 7.75% (7 months)

2003 compound rate of return: N/A

2002 compound rate of return: N/A

2001 compound rate of return: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST’S

ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

20. The following shall be added as a new paragraph under “Conflicts of Interest” immediately after the section entitled “Unified Counsel” on page 84 of the Prospectus:

UBS Securities LLC

Kenmar Holdings Inc., the parent company of the Managing Owner and the Selling Agent, has entered into a credit facility with UBS Securities to finance the Selling Agent’s payment of the initial service fee with respect to the Class I Units. While the existence of this credit facility could be thought to have influenced the selection or continued retention of UBS Securities to serve as the clearing and futures broker on behalf of the Trust, the provision of the credit facility was not a material inducement regarding selection or continued retention of UBS Securities to serve as the clearing and futures broker of the Trust.

21. The following replaces the biography of Mr. David K. Spohr on page 90 of the Prospectus:

Mr. David K. Spohr (born 1963), Senior Vice President and Director of Fund Administration, joined the Managing Owner in 2005. He is responsible for the development and execution of the administration group support responsibilities. From 2002 to 2005, Mr. Spohr was a Vice President at Safra Group, where he was responsible for the Alternative Investment operations, tax reporting and pricing valuation. From 1999 to 2002, he was a consultant to Safra Group. From 1994-1999, he was Manager of Investment Services for the Bank of Bermuda, supporting private client transactions. From 1993 to 1994, he was the Manager of Global Operations for Highbridge Capital Corporation during the fund’s infancy. Mr. Spohr received a B.S. in Business Economics from The State University of New York College at Oneonta in 1985 and designation as a Chartered Financial Analyst in 1998.

22. The biography of Ms. Florence Y. Sofer on page 90 of the Prospectus is deleted in its entirety and replaced with the following:

Ms. Jennifer S. Moros (born 1970), Senior Vice President, Marketing and Investor Relations, joined the Managing Owner in January 2007. From October 2006 until December 2006, she worked at The Bank of New York. Previously, she was the Chief Operating Officer and Director of Marketing of Coronat Capital Management, LLC, a small start-up hedge fund, from November 2004 until September 2005. Previously, she was Vice President and Product Manager at Credit Suisse in their Alternative Capital Division from February 2000 until November 2004, responsible for marketing, new product development and reporting for their fund of hedge funds business. From June 1998 to January 200, she was a Senior Associated in the Marketing and Business Development areas at Zweig-DiMenna, a large long/short equity hedge fund. Prior to this, she was employed at Symphony Alternative Investments, an alternatives pension consulting firm, from July 1997 to June 1998, where she was responsible for quantitative and qualitative assessments and recommendations of alternative investments including hedge funds, private equity and venture capital for large institutional clients. From November 1993 until July 1995, Ms. Moros was a Financial Analyst at Bankers Trust and a Business Applications Analyst at National Westminster Bancorp from August 1992 until November 1993. Ms. Moros received an M.B.A in Finance from The Sloan School at the Massachusetts Institute of Technology in 1997 and a B.S. in Economics from The Wharton School of the University of Pennsylvania in 1992.

23. The paragraph under “FEDERAL INCOME TAX CONSEQUENCES” on page 100 of the Prospectus is deleted in its entirety and replaced with the following:

The following constitutes the opinion of Katten Muchin Rosenman LLP and summarizes the material federal income tax consequences to United States taxpayers who are individuals.

24. The second full sentence in the section entitled “Investment of the Managing Owner in the Trust” on page 92 of the Prospectus shall be deleted in its entirety and replaced with the following:

As of October 31, 2006, the Managing Owner has subscribed for an aggregate of 263 Series G General Units, 288 Series H General Units, 285 Series I General Units and 7,540 Series J General Units.

25. As a result of the Pension Protection Act of 2006, the first full paragraph on pages 103 and 104 of the Prospectus shall be deleted in its entirety and replaced with the following:

The Significant Participation Exception applies if investments by benefit plan investors is not significant. The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to ERISA and all “plans” as defined in and subject to Section 4975 of the Code), and all entities that hold “plan assets” due to investments made in such entities by already described benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total capital of each class of equity interests in the entity (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the regulations issued under ERISA) of such persons).

26. The section entitled “Legal Matters” on page 106-107 of the Prospectus shall be deleted in its entirety and replaced with the following:

Katten Muchin Rosenman LLP has advised the Managing Owner in connection with the Units being offered hereby. Katten Muchin Rosenman LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and each of the Series. Katten Muchin Rosenman LLP has reviewed the section “Federal Income Tax Consequences” and “Purchases By Employee Benefit Plans” with respect to ERISA.

27. The following information amends and replaces the information included in the section entitled “Performance of Commodity Pools Operated by the Managing Owner and its Affiliates” set forth on pages 109 through 113 of the Prospectus:

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. Each Series of the Trust differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Trust and the Series) since January 1, 2001. The Managing Owner has offered certain of these pools exclusively on a private basis to financially sophisticated investors — either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

The pools, the performance of which is summarized herein, are materially different in certain respects from the various Series of the Trust, and the past performance summaries of such pools are generally not representative of how any Series of the Trust might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner’s capabilities in advisor selection by indicating the past performance of the pools sponsored by the Managing Owner.

Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of October 31, 2006, the Managing Owner serves as the commodity pool operator and managing owner of eleven (11) public commodity pools (including each of Series G, H, I and J) and one open-ended investment company which is an exempted commodity pool in Ireland.

All summary performance information is current as of October 31, 2006 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2001 or, if later, the inception of the pool in question. CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is disclosed starting as of October 1, 2004.

INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND EACH SERIES OF THE FUND.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

Assets Under Management

The Managing Owner – Total assets under management as of October 31, 2006	$186.1 million
The Managing Owner –Total assets under multi-advisor management as of October 31, 2006	$77.2 million
The Managing Owner and affiliates –Total assets under management as of October 31, 2006 (excluding notional funds)	$2.6 billion
The Managing Owner and affiliates –Total assets under management as of October 31, 2006 (including notional funds)	$2.8 billion

Multi-Advisor Pools

These are all of the multi-advisor pools operated by the Managing Owner since January 1, 2001. The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pools

These are all of the pools (other than pools for the research and development of traders) operated by the Managing Owner since January 1, 2001 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

Pools for the Research and Development of Advisors

These are all of the pools operated by the Managing Owner since January 1, 2001 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

	TYPE OF POOL		START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW- DOWN & MONTH	% WORST PEAK-TO- VALLEY DRAW- DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
										2001	2002		2003	2004		2005	2006††
MULTI-ADVISOR POOLS
Kenmar Global Trust	*		05/97	—	55,651,122	6,127,213	95.28	(7.42)	(24.66)	(0.54)	14.81		0.23	(2.69)		(9.42)	(2.63)
								01/05	10/98-02/02
Diversified Futures Trust I†	*		1/95	—	N/A	14,043,259	221.27	(10.11)	(11.87)	—	—		—	10.88		(2.22)	(4.88)
								1/05	11/04-4/05					(3 mos.	)
Futures Strategic Trust (formerly known as Prudential Securities Strategic Trust)	*		5/96	—	N/A	5,465,844	101.69	(3.25)	(9.23)	—	—		—	12.08		(8.01)	2.35
								4/05	12/04-7/05					(3 mos.	)
International Futures Fund D PLC†	*		10/96	5/05	N/A	0	7.34	(8.56)	(19.14)	—	—		—	1.73		(17.74)	—
							5/27/05	5/05	11/04-5/05					(3 mos.	)	(5 mos. )
Kenmar Performance Partners L.P.	*	*	08/85	3/02	265,038,978	0	0	(22.66)	(74.94)	(24.58)	(11.31)		—	—		—	—
								6/00	10/98-1/02		(3 mos.	)
SINGLE ADVISOR POOLS
World Monitor Trust– Series A†,†††	Single		6/98	8/06	N/A	0	83.23	(5.18)	(7.97)	—	—		—	(2.15)		7.72	(4.57)
							8/25/06	8/05	11/04-3/05					(3 mos.	)		(8 mos. )
World Monitor Trust – Series B†,†††	Single		6/98	8/06	N/A	0	92.65	(6.33)	(18.29)	—	—		—	(1.02)		(15.80)	(0.37)
							8/25/06	3/05	11/04-10/05					(3 mos.	)		(8 mos. )
World Monitor Trust II– Series D†,†††	Single		3/00	—	N/A	13,044,359	113.83	(5.15)	(16.69)	—	—		—	8.14		(3.95)	(6.47)
						10/27/06		8/06	5/06-10/06					(3 mos.	)
World Monitor Trust II– Series E†,†††	Single		4/00	—	N/A	25,131,927	162.66	(10.03)	(19.58)	—	—		—	19.17		(13.74)	1.96
						10/27/06		1/05	12/04-5/05					(3 mos.	)
World Monitor Trust II– Series F†,†††	Single		3/00	—	N/A	29,506,179	151.26	(5.07)	(10.26)	—	—		—	6.18		9.55	(3.91)
						10/27/06		8/05	3/06-9/06					(3 mos.	)
Diversified Futures Trust II†,†††	Single		3/97	—	N/A	4,389,119	94.79	(15.09)	(35.42)	—	—		—	25.16		21.67	(6.69)
						10/27/06		1/05	11/04-2/06					(3 mos.	)
Diversified Futures Fund L.P.†	Single		10/88	—	N/A	4,376,500	325.71	(15.77)	(35.82)	—	—		—	29.98		(23.97)	(13.02)
								6/06	11/04-10/06					(3 mos.	)
International Futures Fund B PLC†	Single		7/96	—	N/A	10,538,853	17.40	(11.33)	(28.64)	—	—		—	40.79		(20.38)	(7.61)
						10/27/06		8/05	11/04-2/06					(3 mos.	)
International Futures Fund C PLC†	Single		6/96	9/05	N/A	0	11.890	(14.25)	(26.38)	—	—		—	7.93		(20.31)	—
							9/2/05	8/05	6/05-8/05					(3 mos.	)
International Futures Fund F PLC†	Single		9/97	8/05	N/A	0	11.72	(12.54)	(24.25)	—	—		—	15.26		(20.93)	—
							9/2/05	7/05	11/04-8/05					(3 mos.	)	9/2/05	—
The Fulcrum Fund LP1	Single		04/97	12/03	62,688,110	0	0	(21.22)	(68.16)	(23.35)	5.72		(15.99)	—		—	—
								6/00	7/99-9/03

	TYPE OF POOL	START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW- DOWN & MONTH	% WORST PEAK-TO- VALLEY DRAW- DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
									2001	2002	2003	2004	2005	2006††
Hirst Investment Fund L.P.	Single	10/97	10/02	4,347,088	0	0	(8.19)	(24.41)	(7.56)	—	—	—	—	—
							7/01	1/99-10/01	(10 mos. )
POOLS FOR RESEARCH AND DEVELOPMENT OF TRADERS
Kenmar Venture Partners L.P.[2]	*	03/87	12/02	2,625,000	0	N/A3	(7.82)	(9.91)	(4.68)	2.39	—	—	—	—
							12/01	10/01-2/02

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

†	The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.
††	Current as of October 31, 2006, unless otherwise noted.
†††	Current as of October 27, 2006
1	Formerly The Dennis Fund LP “B” and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Preferred Investment Solutions Corp. no longer serves as general partner.
2	Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner’s ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

[Remainder of page intentionally left blank]

Footnotes to Performance Information

1.	Name of Pool.

2.	Type of Pool:

“Single” means that the assets are managed by one commodity trading advisor.

* Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a “multi-advisor pool” as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool’s funds available for trading.

** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a “multi-advisor-pool” as defined by the CFTC for the reason discussed above.

3.	Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and performance with respect to such recently purchased pools has been disclosed starting as of October 1, 2004, as applicable.

4.	“Close Date” is the date the pool liquidated its assets and ceased to do business.

5.	“Aggregate Subscript.” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6.	“Current Total NAV” is the Net Asset Value of the pool as of October 31, 2006, unless otherwise noted as of October 27, 2006.

7.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of October 31, 2006, unless otherwise noted as of October 27, 2006. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P. prior to October 1, 2001) of investment over time.

In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8.	“% Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the % Worst Monthly Drawdown.

9.	“% Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “% Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

10.	“Period” is the period of the “% Worst Peak-to-Valley Drawdown.”

28. The following replaces pages 250 through 252 and pages 254 through 255 of Part Two – “Statement of Additional Information” within the Prospectus.

Value of Diversifying into Managed Futures

Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns—enhancing the risk/reward profile and overall “efficiency” of a portfolio. Non-correlation is not negative correlation. The performance of the Trust is anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity markets.

The following discussion and charts, which include the Barclay CTA Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Trust. The Barclay CTA Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The Barclay CTA Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

The black area of the chart below shows the benefit of adding 10% Barclay CTA Index (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov’t (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.

Diversifying Into Managed Futures

Jan. 1980 – Oct. 2006

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. Portfolios rebalanced annually. The “Stocks” portion is represented by the S&P 500 Index and the “Bonds” portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) – The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 396 programs included in the calculation of the Barclay CTA Index for the year 2005, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end. (Source: Barclay’s Website) The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.

A Managed Futures fund provides these benefits to an investor’s overall portfolio:

•	Profit potential in any market environment

•	Access to global financial and non-financial futures markets

•	Potential for both reduced volatility and/or enhanced returns

Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor’s entire portfolio.

Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: “What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?”

Historically, managed futures investments have had very little correlation to the stock and bond markets. The Managing Owner believes that the performance of the Trust should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns — enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Value of Initial $10,000 Portfolio With a 10% Allocation to the Barclay CTA Index

vs. A Stocks and Bonds Portfolio: January 1980 – October 2006

Growth of Initial $10,000 Investment	Risk as Measured by Standard Deviation of Annual Returns

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. The “Stocks” portion is represented by the S&P 500 Index and the “Bonds” portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) – The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 439 programs included in the calculation of the Barclay CTA Index for the year 2005, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end. Source: Barclay’s Website

Correlation of Managed Futures

January 1980 – October 2006

	Barclay CTA Index* (Managed Futures)	S&P 500* (US Stocks)	MSCI EAFE* (Int’l Stocks)	Lehman Gov’t* (US Bonds)
Barclay CTA Index (Managed Futures)	1.00
S&P 500 (US Stocks)	0.01	1.00
MSCI EAFE (Int’l Stocks)	-0.02	0.57	1.00
Lehman Gov’t (US Bonds)	0.04	0.18	0.13	1.00

Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.

*	See “Notes To Comparative Performance And Correlation Charts” on page 255 of the Prospectus.

Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

Non-correlated performance is not negatively correlated performance. Managing Owner has no expectation that the performance of the Trust will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice-versa. Non-correlation means only that the performance of the Trust has, in Managing Owner’s judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Managing Owner’s belief that certain factors which affect equity and debt prices may affect the Trust differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures “. . . show(s) substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone.”(1)

This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

Although adding a Managed Futures investment such as the Trust may provide diversification to a portfolio, the Trust is not a hedging mechanism; there is no guarantee the Trust will appreciate during periods of stock market declines. In addition, the performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar to the performance of general equity markets.

(1)	Lintner, John, “The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds.” Annual Conference of Financial Analysts Federation, May 1983.

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Comparative Performance and Correlation Charts: The table below demonstrates the differences in performance of stocks, bonds and Managed Futures during each year from January 1980 through October 2006. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.

Year	Barclay CTA Index	S&P 500 (US Stocks)	MSCI EAFE (Int’l Stocks)	Lehman Gov’t (US Bonds)
1980	63.7%	32.5%	24.4%	6.4%
1981	23.9	-4.9	-1.0	10.5
1982	16.7	21.5	-0.9	26.1
1983	23.7	22.6	24.6	8.6
1984	8.7	6.3	7.9	14.4
1985	25.5	31.7	56.7	18.1
1986	3.8	18.7	69.9	13.1
1987	57.3	5.3	24.9	3.7
1988	21.8	16.6	28.6	6.7
1989	1.8	31.7	10.8	12.8
1990	21.0	-3.1	-23.2	9.2
1991	3.7	30.5	12.5	14.6
1992	-0.9	7.6	-11.8	7.2
1993	10.4	10.1	32.9	8.8
1994	-0.7	1.3	8.1	-1.9
1995	13.6	37.6	11.6	15.3
1996	9.1	23.0	6.4	4.1
1997	10.9	33.4	2.1	7.9
1998	7.0	28.6	20.3	8.4
1999	-1.2	21.0	27.3	0.4
2000	7.9	-9.1	-14.0	10.1
2001	0.8	-11.9	-21.2	9.0
2002	12.4	-22.1	-15.7	9.8
2003	8.7	28.7	39.2	4.3
2004	3.3	10.9	20.7	3.0
2005	1.7	4.9	14.0	1.6
2006	1.3	12.1	19.4	3.6

*	See “Notes to Comparative Performance and Correlation Charts” on page 255 of the Prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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Worst Peak-to-Valley Loss from January 1980 through October 2006

See “Notes To Comparative Performance And Correlation Charts” on page 255 of the Prospectus.

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29. The following updates information relating to Pro-Forma Performance and Proprietary Trading of Advisors of the programs offered for the Trust on pages 257 through 264 of the Prospectus:

TRADING PROGRAMS FOR THE TRUST AND PRO-FORMA PERFORMANCE

The following section discloses the actual track record of Graham Capital Management, L.P., Bridgewater Associates, Inc. and Eagle Trading Systems Inc. with respect to the programs that the Trust offers via Series G, H, I and J, but, such track records are pro-forma records which are adjusted to reflect WMT-III fees, as disclosed below.

WMT III Series G/J Trading Vehicle LLC

Series G:

Graham Capital Management, L.P.

Global Diversified Program at 150% Leverage

Graham’s Global Diversified Program at 150% Leverage utilizes multiple computerized trading models designed to capture profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets. The trading strategies are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility.

The Global Diversified Program at 150% Leverage began trading customer assets in May 1997. Graham was formed in May 1994, and has been managing customer assets in a variety of different trading programs since February 1995. As of October 31, 2006, assets under management in all programs was a total of approximately $4.9 billion (including “notional” equity) and $414 million (including “notional” equity) in the program selected for WMT III Series G/J Trading Vehicle LLC.

Pro-Forma Performance of Global Diversified Program at 150% Leverage (to be traded on behalf of WMT III Series G/J Trading Vehicle LLC)

Series G	1997		1998	1999	2000	2001	2002	2003	2004	2005*
Class I	7.57 (8 months	% )	11.12%	0.95%	18.29%	6.68%	25.92%	12.13%	7.22%	(11.96)%
Class II	9.02 (8 months	% )	13.39%	3.03%	20.69%	8.86%	28.44%	14.38%	9.37%	(10.30)%

*	through November 30, 2005

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series G, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 1.50% (based on Series G only). Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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WMT III Series H/J Trading Vehicle LLC

Series H:

Bridgewater Associates, Inc.

Aggressive Pure Alpha Futures Only – A, No Benchmark Program

Bridgewater’s Aggressive Pure Alpha Futures Only – A, No Benchmark Program employs a systematic decision making process and relies heavily on economic statistics as leading indicators of market movements. The Program attempts to identify and capitalize on changing macroeconomic conditions within the global marketplace by employing a top down, fundamental and quantitative approach to trading. The strategy blends fundamental and inter-market indicators. The fundamental indicators analyze economic conditions and the inter-market indicators focus on market prices to gauge future activity in related markets.

Bridgewater was founded in April 1973 and has been trading customer assets since June 1985. As of September 30, 2006, the firm managed $94.4 billion (including “notional” equity) across all of its commodities programs ($160 billion overall, including equities and other instruments, as applicable), and, as of September 30, 2006, with $44 million (including “notional” equity) in the program selected for WMT III Series H/J Trading Vehicle LLC.

Pro-Forma Performance of Aggressive Pure Alpha Futures Only – A, No Benchmark Program (to be traded on behalf of WMT III Series H/J Trading Vehicle LLC)

Series H	1998		1999	2000	2001	2002	2003	2004	2005*
Class I	19.11 (5 months	% )	(8.38)%	(15.49)%	(6.61)%	13.92%	25.79%	1.17%	(7.32)%
Class II	20.09 (5 months	% )	(6.47)%	(13.73)%	(4.67)%	16.25%	28.33%	3.25%	(5.56)%

*	through November 30, 2005

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series H, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 1.50% (based on Series H only). Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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WMT III Series I/J Trading Vehicle LLC Series I: Eagle Trading Systems Inc. Eagle Momentum Program

The Eagle Momentum Program is a computerized, technical trading system developed to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The adoption of the trading philosophy to a computerized trading system was done by applying rule-based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.

Eagle was founded in May 1993 and has managed customer assets since August 1993. The firm has developed various trading programs, and managed a total of approximately $1.3 billion (including “notional” equity) assets as of October 31, 2006. The program selected for WMT-III first began trading customer assets in October 2003, but traded its proprietary assets in the same program from February 2001 to September 2003. Eagle manages approximately $44 million (including “notional” equity) in the program selected for WMT III Series I/J Trading Vehicle LLC as of October 31, 2006.

Pro-Forma Performance of Eagle Momentum Program (to be traded on behalf of WMT III Series I/J Trading Vehicle LLC).

Series I	2003		2004	2005*
Class I	3.78 (3 months	% )	(0.54)%	(9.86)%
Class II	4.30 (3 months	% )	1.51%	(8.15)%

*	through November 30, 2005

Pro-Forma Performance of Eagle Momentum Program (proprietary trading only)

Series I	2001		2002	2003
Class I	12.67 (11 months	% )	17.55%	20.31 (9 months	% )
Class II	14.78 (11 months	% )	19.94%	22.12 (9 months	% )

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by Series I, including the Managing Owner’s Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 1.50% (based on Series I only). Brokerage Commissions, the Advisor’s Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

Performance of Series G, Class I

Name of Pool: World Monitor Trust III

Name of Series: Series G

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $1,355,500

Current Net Asset Value: $908,454

Worst Monthly Percentage Drawdown: (3.49)% (12/05)

Worst Peak-to-Valley Drawdown: (7.38)% (4/06 to 8/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)
January							1.44%
February							(0.86)%
March							3.33%
April							4.85%
May							(2.50)%
June							(1.07)%
July							(2.29)%
August							(1.73)%
September							1.50%
October							(0.20)%
November

December					(3.49)%
Compound Rate of Return					(3.49 (1 month	)% )	2.23 (10 months	% )

Performance of Series G, Class II

Name of Pool: World Monitor Trust III

Name of Series: Series G

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: June 2006

Aggregate Subscriptions: $1,072,000

Current Net Asset Value: $1,065,420

Worst Monthly Percentage Drawdown: (2.15)% (7/06)

Worst Peak-to-Valley Drawdown: (4.35)% (5/06 to 8/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)
January
February
March
April
May
June						(0.87)%
July						(2.15)%
August						(1.39)%
September						1.66%
October						(0.01)%
November
December
Compound Rate of Return						(2.76 (5 months	)% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on page 60.

PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

Performance of Series H, Class I

Name of Pool: World Monitor Trust III

Name of Series: Series H

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $1,864,148

Current Net Asset Value: $1,416,629

Worst Monthly Percentage Drawdown: (4.68)% (9/06)

Worst Peak-to-Valley Drawdown: (15.42)% (5/06 to 10/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)
January							2.99%
February							1.84%
March							(0.95)%
April							5.42%
May							1.82%
June							(3.12)%
July							(3.05)%
August							(4.58)%
September							(4.68)%
October							(0.99)%
November
December					(2.33)%
Compound Rate of Return					(2.33 (1 month	)% )	(5.69 (10 months	)% )

Performance of Series H, Class II

Name of Pool: World Monitor Trust III

Name of Series: Series H

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: June 2006

Aggregate Subscriptions: $528,000

Current Net Asset Value: $451,730

Worst Monthly Percentage Drawdown: (4.51)% (9/06)

Worst Peak-to-Valley Drawdown: (14.65)% (5/06 to 10/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)	2006(%)
January
February
March
April
May
June						(2.90)%
July						(2.89)%
August						(4.40)%
September						(4.51)%
October						(0.84)%
November
December
Compound Rate of Return						(14.65 (5 months	)% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See Notes to Performance Information on page 60.

PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

Performance of Series I, Class I

Name of Pool: World Monitor Trust III

Name of Series: Series I

Type of Pool: Multi Advisor Pool; Single Advisor Series

Inception of Trading: December 2005

Aggregate Subscriptions: $733,300

Current Net Asset Value: $243,257

Worst Monthly Percentage Drawdown: (8.69)% (01/06)

Worst Peak-to-Valley Drawdown: (14.55)% (11/05 to 02/06)

Monthly Rate of Return	2001(%)	2002(%)	2003(%)	2004(%)	2005(%)		2006(%)
January							(8.69)%
February							(2.96)%
March							1.30%
April							13.23%
May							2.73%
June							(2.34)%
July							(5.85)%
August							0.74%
September							0.48%
October							(2.15)%
November
December					(3.57)%
Compound Rate of Return					(3.57 (1 month	)% )	(4.91 (10 months	)% )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to Performance Information

In reviewing the descriptions of the Series’ performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income.

1.	Worst Monthly Percentage Drawdown is the largest monthly percentage loss experienced by the Series in any calendar month covered by the performance summary. “Loss” for these purposes is calculated on the basis of the loss experienced by the Series, expressed as a percentage of the total equity (including “notional” equity) of the Series. Worst Monthly Percentage Drawdown information includes the month and year of such drawdown and is as of October 31, 2006.

2.	Worst Peak-to-Valley Drawdown is the largest percentage decline (after eliminating the effect of subscriptions and redemptions) experienced by the Series during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Worst Peak-to-Valley Drawdown is calculated on the basis of the loss experienced by the Series, expressed as a percentage of the total equity (including “notional” equity) in such Series and is as of October 31, 2006.

Bridgewater Associates, Inc. does not trade proprietary monies pursuant to the Aggressive Pure Alpha Futures Only – A, No Benchmark program.

Eagle Trading Systems, Inc. trades proprietary monies pursuant to the Eagle Momentum Program. The Actual Performance and Pro forma Proprietary Performance Capsule of the Eagle Momentum Program is disclosed on the following page.

Eagle Trading Systems, Inc.

Eagle Momentum Program Actual Performance and Pro forma Proprietary Performance Capsule

The following capsule discloses both (i) actual client trading performance from October 2003 to October 2006 (in boldfaced text) and (ii) pro forma proprietary trading from February 2001 to September 2003 with respect to the Eagle Momentum Program. The pro forma proprietary performance portion of the following capsule sets forth the actual trading of a proprietary account and is based on the following pro forma adjustments: a monthly management fee equal to one sixth of one percent (1/6%) (approximately 2% annually) of the account value under management at the end of each month, a quarterly incentive fee equal to twenty percent (20%) of new high profit of the account(s) for each quarter, and no interest income. These pro forma adjustments generally reflect the structure of accounts for which these programs generally are intended. The structure of an actual client account may be different.

Name of CTA: Eagle Trading Systems, Inc.

Name of program: Eagle Momentum Program

Inception of client account trading by CTA: August 1993

Inception of client account trading in program: October 2003

Number of open accounts: 3

Aggregate assets overall excluding “notional” equity: $830,918,092

Aggregate assets overall including “notional” equity: $1,202,895,971

Aggregate assets in program excluding “notional” equity: $44,654,747

Aggregate assets in program including “notional” equity: $44,654,747

Largest monthly drawdown (for an account): (9.32)% (01/05)

Largest peak-to-valley drawdown (for an account): (19.72)% (12/04 to 04/05)

Number of profitable accounts that have opened and closed: 3

Range of returns experienced by profitable accounts: 2.67% to 14.19%

Number of unprofitable accounts that have opened and closed: 3

Range of returns experienced by unprofitable accounts: (3.76)% to (12.12)%

Monthly Rate of Return	2001(%)		2002(%)	2003(%)	2004(%)	2005(%)	2006(%)
January	—		(4.64)%	8.07%	(0.64)%	(9.32)%	(7.08)%
February	(2.41)%		(4.50)%	7.92%	3.12%	(5.22)%	(2.51)%
March	5.38%		6.04%	(3.30)%	(1.40)%	2.09%	1.75%
April	1.64%		(10.04)%	1.92%	(2.57)%	(6.48)%	14.16%
May	3.56%		10.32%	8.20%	(0.59)%	3.09%	2.73%
June	(4.85)%		15.50%	(0.13)%	(5.82)%	0.38%	(1.63)%
July	(4.83)%		6.87%	0.92%	0.74%	7.40%	(5.38)%
August	9.93%		6.00%	1.49%	1.19%	8.78%	1.17%
September	11.40%		5.81%	(1.87)%	6.90%	(8.43)%	0.89%
October	1.49%		(7.70)%	1.56%	(4.41)%	4.02%	(1.89)%
November	(2.54)%		1.30%	(0.43)%	11.37%	(0.06)%
December	(0.24)%		(0.37)%	3.91%	(2.16%)	(2.52)%
Compound Rate of Return	18.47 (11 months	% )	23.62%	31.21%	4.60%	(7.94)%	0.76 (10 months	% )

*	The Compound Rate of Return of 31.21% for the year ended 2003 reflects the combined performance results of both proprietary trading and actual client trading. The Program gained 5.08% during the three month period from October 2003 to December 2003 during which Eagle traded client assets. Proprietary trading results from January 2003 to September 2003 was a gain of 24.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN ECONOMIC TERMS OF A NEW

COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO A NEW COMMODITY ACCOUNT AS COMPARED TO EAGLE’S ACTUAL PROPRIETARY TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. WHILE EAGLE BELIEVES THAT THE INFORMATION HEREIN IS RELEVANT TO EVALUATING AN INVESTMENT BY A CLIENT, NO REPRESENTATION IS OR COULD BE MADE THAT THE CAPSULE HEREIN PRESENTS WHAT THE RESULTS OF EAGLE’S ACTUAL PROPRIETARY TRADING WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE.